
                                                                   EXHIBIT 10.32












                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          WILTEL COMMUNICATIONS, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY









EXECUTION COPY

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                               TABLE OF CONTENTS


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ARTICLE I

           Construction and Definitions...........................................................................2
           1.1        Construction................................................................................2
           1.2        References..................................................................................2
           1.3        Headings....................................................................................2
           1.4        Definitions.................................................................................2
           1.5        Accounting Terms...........................................................................14

ARTICLE II

           Organization..........................................................................................14
           2.1        Formation..................................................................................14
           2.2        Qualification in Other Jurisdictions.......................................................14

ARTICLE III

           Name..................................................................................................14

ARTICLE IV

           Purpose and Powers....................................................................................15
           4.1        Purposes...................................................................................15
           4.2        Powers of the Company......................................................................15

ARTICLE V

           Registered Office; Registered Agent;Principal Office; Other Offices...................................15

ARTICLE VI

           Term..................................................................................................16

ARTICLE VII

           No State Law Partnership..............................................................................16
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ARTICLE VIII

           Capital Contributions; Capital Accounts...............................................................16
           8.1        Capital Accounts...........................................................................16
           8.2        Capital Contributions......................................................................17
           8.3        Limitation on Liability of Members.........................................................17
           8.4        Adjustment of Capital Accounts.............................................................18
           8.5        Return of Contributions....................................................................18
           8.6        Additional Capital Contributions...........................................................18

ARTICLE IX

           Distributions; Repayment of Member Loans..............................................................19
           9.1        Distributions..............................................................................19
           9.2        No Interest on Unwithdrawn Share...........................................................20
           9.3        Withholding................................................................................20
           9.4        Limitations on Distributions...............................................................20
           9.5        Repayment of Member Loans..................................................................20

ARTICLE X

           Allocations of Income, Gains, Losses, Deductions and Credits..........................................21
           10.1       General....................................................................................21
           10.2       Allocations................................................................................22
           10.3       Allocations for Income Tax Purposes........................................................24
           10.4       Allocations for Financial Reporting........................................................24
           10.5       Tax Matters Partner........................................................................24
           10.6       Tax Elections..............................................................................26

ARTICLE XI

           Books of Account, Records and Financial Information...................................................26
           11.1       Books and Records..........................................................................26
           11.2       Financial Information......................................................................26
           11.3       1997 Provisional Operating Budget..........................................................27

ARTICLE XII

           Fiscal Year...........................................................................................27
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ARTICLE XIII

           Company Funds.........................................................................................27

ARTICLE XIV

           Meetings of Members...................................................................................28
           14.1       Annual Meeting.............................................................................28
           14.2       Special Meetings...........................................................................28
           14.3       Notice of Meeting..........................................................................28
           14.4       Waiver of Notice...........................................................................29
           14.5       Quorum.....................................................................................29
           14.6       Voting.....................................................................................29
           14.7       Proxies....................................................................................29
           14.8       Action Without a Meeting...................................................................29
           14.9       Member's Power.............................................................................29
           14.10      Contracts. ................................................................................30

ARTICLE XV

           Management; Management Committee......................................................................30
           15.1       Management by Management Committee.........................................................30
           15.2       Organization of Management Committee.......................................................31
           15.3       Third Parties Dealing with the Company.....................................................31
           15.4       Duties and Powers of Management Committee..................................................32
           15.5       Duties of Representatives..................................................................32
           15.6       Qualification of Representatives...........................................................33
           15.7       Action by Management Committee.............................................................33
           15.8       Meetings of the Management Committee.......................................................33
           15.9       Quorum.....................................................................................33
           15.10      Technology, Human Resources and Audit Committees...........................................34
           15.11      Other Committees...........................................................................34
           15.12      Supermajority Approval by the Representatives..............................................34
           15.13      Affiliated Transactions....................................................................37

ARTICLE XVI

           Officers..............................................................................................38
           16.1       Appointment and Tenure.....................................................................38
           16.2       Removal....................................................................................38
           16.3       Chairman of the Management Committee.......................................................38
           16.4       Chief Executive Officer....................................................................39
           16.5       President..................................................................................39
           16.6       Chief Financial Officer....................................................................40
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           16.7       Vice Presidents............................................................................40
           16.8       Secretary; Assistant Secretaries...........................................................40
           16.9       Treasurer; Assistant Treasurers............................................................40
           16.10      Vacancies..................................................................................41

ARTICLE XVII

           Liability and Exculpation.............................................................................41
           17.1       Liability..................................................................................41
           17.2       Exculpation................................................................................41
           17.3       Duties and Liabilities of Covered Persons..................................................42

ARTICLE XVIII

           Indemnification.......................................................................................43
           18.1       Power to Indemnify in Actions, Suits or Proceedings Other Than
                      Those by or in the Right of the Company....................................................43
           18.2       Power to Indemnify in Actions, Suits or Proceedings by or in the Right
                      of the Company.............................................................................43
           18.3       Authorization of Indemnification...........................................................44
           18.4       Good Faith Defined.........................................................................44
           18.5       Indemnification by a Court.................................................................44
           18.6       Expenses Payable in Advance................................................................45
           18.7       Nonexclusivity of Indemnification and Advancement of Expenses..............................45
           18.8       Insurance..................................................................................45
           18.9       Meaning of "Company" and "Other Enterprises" for the Purposes of
                      Article XVIII..............................................................................45
           18.10      Survival of Indemnification and Advancement of Expenses....................................46

ARTICLE XIX

           Transfer of Interests by Members......................................................................46
           19.1       Restrictions on Transfers..................................................................46
           19.2       Prohibitions on Transfer by Williams Member................................................47
           19.3       Prohibitions on Transfer by Nortel Member..................................................47
           19.4       Purchase and Sale Rights...................................................................49
           19.5       Terms of Purchase and Sale.................................................................51
           19.6       Right of First Refusal.....................................................................52
           19.7       Recognition of Members.....................................................................54
           19.8       Prohibited Transfers.......................................................................54
           19.9       Admission of Substituted Members...........................................................55
           19.10      Compliance with Securities Laws............................................................55
           19.11      Representations Regarding Transfers; Legend................................................56
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           19.12      Distributions and Allocations in Respect of Transferred
                      Membership Interest. ......................................................................57

ARTICLE XX

           Distributorship Agreement.............................................................................58
           20.1       Company Right of Renewal...................................................................58
           20.2       Company Right of Renewal after Put or Call.................................................58
           20.3       Company Right to Distribute Products Not Covered
                      by the Distributorship Agreement...........................................................59

ARTICLE XXI

           Additional Members....................................................................................59

ARTICLE XXII

           Dissolution...........................................................................................60
           22.1       Liquidating Events.........................................................................60
           22.2       Judicial Dissolution.......................................................................60
           22.3       Continuation of Business...................................................................60
           22.4       Covenants Concerning Early Dissolution; Remedies Upon Breach...............................60
           22.5       Option to Purchase Membership Interest of Bankrupt Member..................................61

ARTICLE XXIII

           Winding Up and Termination of the Company.............................................................61
           23.1       Liquidator.................................................................................61
           23.2       Liquidation Reserves.......................................................................62
           23.3       Liquidating Distributions..................................................................62
           23.4       Accounting.................................................................................63
           23.5       Recourse to Company Assets.................................................................63
           23.6       Cancellation of Certificate................................................................63

ARTICLE XXIV

           Notices...............................................................................................64

ARTICLE XXV

           Representations, Warranties and Covenants.............................................................65
           25.1       Representations and Warranties ............................................................65
           25.2       Nondisclosure of Proprietary Information...................................................66
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ARTICLE XXVI

           Dispute Resolution....................................................................................66

ARTICLE XXVII

           Miscellaneous.........................................................................................66
           27.1       No Partition...............................................................................66
           27.2       Entire Agreement...........................................................................66
           27.3       Governing Law..............................................................................67
           27.4       Binding Effect.............................................................................67
           27.5       Effect of Invalid Provision................................................................67
           27.6       Counterparts...............................................................................67
           27.7       Negotiated Transaction.....................................................................67

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EXHIBITS

    Exhibit A       Agreed Value of Initial Capital Contributions (Section 1.4)

    Exhibit B       Nortel Member Merger Agreement (Section 1.4)

    Exhibit C       Williams Member Merger Agreement (Section 1.4)

    Exhibit D       Percentage Interests (Section 1.4)

    Exhibit E       Illustration of Dilution Formula (Section 8.6(a))

    Exhibit F       1997 Provisional Operating Budget (Section 11.3)

    Exhibit G       Representatives and Alternate Representatives (Section 15.2(b))

    Exhibit H       Functions and Scope of Technology Committee (Section 15.10(b))

    Exhibit I       Functions and Scope of Human Resources Committee (Section 15.10(c))

    Exhibit J       Functions and Scope of Audit Committee (Section 15.10(d))

    Exhibit K       Initial Scope of Business (Section 15.12(a)(ii))

    Exhibit L       Valuation Methodology (Section 19.3(a) Article XIX)

    Exhibit M       Registration Procedures for Delcorp Common Stock (Section 19.3(e))

    Exhibit N       Registration Procedures for Intended Listed Affiliate (Section 19.4(h))

    Exhibit O       Dispute Resolution Procedures (Article XXVI)

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THE MEMBERSHIP INTERESTS REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MEMBERS THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE MEMBERS OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE MEMBERS TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. THE SALE AND TRANSFER OF THE MEMBERSHIP INTERESTS IS ALSO SUBJECT TO CERTAIN RESTRICTIONS WHICH ARE SET FORTH IN THIS AGREEMENT.






                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          WILTEL COMMUNICATIONS, LLC,
                      a Delaware Limited Liability Company


         This Limited Liability Company Agreement of WilTel Communications, LLC, a Delaware limited liability company (the "Company"), dated this 30th day of April, 1997 and effective as of 12:01 a.m. on April 1, 1997 (as amended or modified from time to time in accordance with Section 14.9 hereof, this "Agreement"), is entered into by and between Northern Telecom, Inc. a Delaware corporation (the "Nortel Member") and Williams Communications Group, Inc., a Delaware corporation (the "Williams Member").

         WHEREAS, the Nortel Member and the Williams Member have formed a limited liability company under the Delaware Limited Liability Company Act known as "WilTel Communications, LLC";

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the date hereof between Nortel Communications Systems Inc., a Delaware corporation ("NCS"), and the Company, NCS has merged with and into the Company, with the Company being the surviving entity; and

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         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the date hereof between Williams Telecommunications Systems, Inc., a Delaware corporation ("WilTel"), and the Company, WilTel has merged with and into the Company, with the Company being the surviving entity;

         NOW, THEREFORE, in consideration of the premises and mutual undertakings contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                          Construction and Definitions

         1.1 Construction. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

         1.2 References. As used in this Agreement, unless expressly stated otherwise, references to "including" mean "including, without limitation." Unless otherwise specified, all references in this Agreement to Articles, Sections, Exhibits or paragraphs are deemed references to the corresponding Articles, Sections, Exhibits or paragraphs in this Agreement.

         1.3 Headings. The headings of the Articles, Sections and Exhibits of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

         1.4 Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:

         "Accepting Offerees" shall have the meaning given that term in Section 19.6(d).

         "Act" means the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, Section 18-101, et seq. (1996), as amended from time to time (or any corresponding provisions of any succeeding law).

         "Adjusted Capital Account Deficit" means with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (a) Increase such Capital Account by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c)

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and the penultimate sentences of Regulations sections 1.704-2(g)(1) and
1.704-2(i)(5); and

                  (b) Decrease such Capital Account by the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" means, when used with respect to a specified Person, such specified Person's Subsidiaries or other Persons which are or which could be included on such Person's consolidated income statement for financial reporting purposes pursuant to GAAP, and/or any third Person which does or which could include such specified Person in such third Person's consolidated income statement for financial reporting purposes pursuant to GAAP; provided that the Company shall not be deemed to be an Affiliate of the Nortel Member, the Williams Member or any of their respective Subsidiaries or Affiliates; and provided further that NTL and BCE shall not be deemed to be Affiliates of the Nortel Member.

         "Agreed Allocation" shall have the meaning given that term in Section 10.2(i).

         "Agreed Value" means, in the case of any contributions or distributions of property, the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the Members using such reasonable method of valuation as they may mutually agree upon.

         "Agreement" shall have the meaning given that term in the preamble hereof.

         "Audit Committee" shall have the meaning given that term in Section 15.10(a) hereof.

         "Bankruptcy Code" means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

         "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following events: such Person shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case under the Bankruptcy Code is commenced against such Person and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; or such Person commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or

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liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person, or there is commenced against such Person any such proceeding which remains undismissed for a period of 60 days or such Person is adjudicated insolvent or bankrupt; or any order for relief or other order approving any such case or proceeding is entered; or such Person suffers the appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or such Person makes a general assignment for the benefit of creditors; or any corporate or similar action is taken by such Person for the purpose of effecting any of the foregoing.

         "BCE" means BCE Inc., a Canadian corporation.

         "Built-In Gain" attributable to any Contributed Property means, as of the date of contribution, the excess of the fair market value of such property over its adjusted federal income tax basis.

         "Built-In Loss" attributable to any Contributed Property means, as of the date of contribution, the excess of the adjusted federal income tax basis of such property over its fair market value.

         "Business Day" means any day on which federal commercial banks are open for business for the purpose of sending and receiving wire transfers in Tulsa, Oklahoma and Houston, Texas.

         "Call Closing Date" shall have the meaning given that term in Section 19.5(b).

         "Call Notice" shall have the meaning given that term in Section
19.5(b).

         "Call Purchase Price" shall have the meaning given that term in
Section 19.5(b).

         "Capital Account" shall have the meaning given that term in Section 8.1(a).

         "Capital Contribution" means, with respect to any Member, the contribution of cash and other property with an aggregate Agreed Value as set forth on Exhibit A, as contributed to the Company by such Member as of the effective date of this Agreement, and all subsequent contributions of cash and other property contributed to the capital of the Company.

         "Capital Expenditures" means, with respect to any Person, all expenditures made by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all rental obligations incurred by such Person which, under GAAP, are or will be required to be capitalized on the books of such

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Person, in each case taken at the amount thereof accounted as indebtedness in accordance with GAAP.

         "Carrying Value" means with respect to any Contributed Property, the Agreed Value of such property reduced as of the time of determination by all book depreciation, cost recovery and amortization deductions charged to the Capital Accounts (which reductions are to correspond with the requirements of the Regulations promulgated from time to time under Section 704(b) of the Code with respect to such property) and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Company property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in Section 8.4.

         "Certificate" means the Certificate of Formation of the Company filed with the Secretary of State of Delaware in accordance with the Act, as such Certificate may be amended, restated or corrected from time to time.

         "Change of Control" means, with respect to any Member, a change of control of such Member or of any Person which directly or indirectly controls such Member (each such Person, a "Parent"), that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change of Control shall be deemed to have occurred if: (A) any "Person" (as such term is used in section 13(d) and section 14(d) of the Exchange Act), except for any employee benefit plan of such Member, any Parent or any subsidiary or related corporation, or any entity holding voting securities of such Member or any Parent for or pursuant to the terms of any such plan, is or becomes the beneficial owner, directly or indirectly, of securities of any Parent or of such Member representing 25% or more of the combined voting power of such Parent's or such Member's then outstanding securities (except for, in the case of any Member or any Parent (other than the Ultimate Parent of any Member), its respective Parent and in the case of the Nortel Member, a Change of Control of BCE shall not be deemed to be a Change of Control of the Nortel Member and further, that for as long as BCE is the largest shareholder of NTL, no Change of Control shall be deemed to have occurred unless a Person acquires securities representing a greater share of the combined voting power of NTL than BCE holds immediately prior to that time); (B) there occurs a contested proxy solicitation of such Member's or any Parent's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of such Member's or such Parent's then outstanding securities; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of such Member or any Parent to another entity, except to an entity controlled directly or indirectly by such Member or any Parent, or a merger, consolidation or other reorganization of such Member or any

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Parent in which such Member or any Parent is not the surviving entity, or a plan of liquidation or dissolution of such Member or any Parent other than pursuant to bankruptcy or insolvency laws is adopted; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of such Member or any Parent cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by such Member's or such Parent's shareholders, of each new director was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Code" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

         "Company" shall have the meaning given that term in the preamble hereof, and as the context requires for financial reporting or tax purposes throughout this Agreement, the Company and its Subsidiaries on a consolidated basis.

         "Company Minimum Gain" shall have the meaning set forth with respect to partnership minimum gain in Regulations sections 1.704-2(b)(2) and 1.704-2(d).

         "Competitive Products" means telecommunications products manufactured or produced by a Person other than the Nortel Member, any Affiliate of the Nortel Member or NTL which are both like products of, and functionally equivalent to, Existing Products or Emerging Products.

         "Contributed Property" means any property contributed to the capital of the Company other than cash.

         "Covered Person" means any Member, an Affiliate of a Member or any officer, Representative, director or shareholder of the Company or of a Member or their respective Affiliates.

         "CPE Agreement" means NTI's Customer Premises Equipment Distributorship Agreement in the form currently in effect, and its subsequent renewal forms or replacements as offered at or prior to the end of a term to all United States Distributors (which may not have uniform products or territory authorizations for all Distributors), but which when applied to the Company shall be deemed to include (i) all product lines available to any of the Distributors and (ii) the geographic territories in the United States of America available to WilTel immediately prior to the date hereof.

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


         "Current Market Price" means, in respect of any shares of common stock of any Person on any date, the average of the daily market prices for the 20 consecutive Business Days immediately preceding such date determined as follows: the daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such common stock is then listed or admitted to trading, (ii) if no sales take place on such day on any such exchange, the last reported sale price as officially quoted on any such exchange, (iii) if such common stock is not then listed or admitted to trading on any stock exchange, the last sale price on such day in the over-the-counter market, as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), or if such sale price is not available on such date, the average of the closing bid and ask prices on such date as reported by NASDAQ, or if not so reported, then as reported by the National Quotation Bureau, Inc., (iv) if neither such firm at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers (the "NASD") selected mutually by the Williams Member and the Nortel Member or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Williams Member and one of which shall be selected by the Nortel Member.

         "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments,
(ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or becomes liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), and (iv), above; provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent nor being contested in good faith by appropriate proceedings.

         "Delcorp" shall have the meaning given that term in Section 19.3(e).

         "Delcorp Common Stock" shall have the meaning given that term in
Section 19.3(e).

         "Distributable Cash" means, at the time of determination, all cash derived from the conduct of the Company's business activities, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds, (iii) reserves for working capital and (iv) other amounts that the

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


Management Committee reasonably determines to be necessary for the proper operation of the Company's business and its winding up and liquidation.

         "Distribution" shall mean the sale of Existing Products by Distributors under the CPE Agreement; provided, however, that "Distribution" shall not include sales of such products by Distributors as a reseller or systems integrator or under an agreement other than the CPE Agreement.

         "Distributors" means NTI's authorized distributors which have executed a CPE Agreement.

         "EBIT" means, for any period, net income (or loss) before provision for income taxes of the Company for such period (i) before the total interest expense of the Company (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of rental obligations of the Company which, under GAAP, are or will be required to be capitalized on the books of the Company, (in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP), representing the interest factor for such period, and (ii) without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than in the ordinary course of business.

         "EBITDA" means, for any period, (i) EBIT plus (ii) the amount of all amortization of intangibles and depreciation which were deducted in arriving at EBIT.

         "Effective Date" means April 1, 1997.

         "Emerging Products" means products of NTL or its Affiliates which (i) are covered by the Systems Integrator Agreement between NTI and WilTel dated January 1, 1997, or (ii) are, or are being developed to be, sold primarily in the Enterprise Commercial Market, but have not been put in Distribution by NTL or its Affiliates.

         "Enterprise Commercial Market" means the market for sale of business telecommunications systems to end-users consisting of commercial for-profit and not-for-profit corporations, partnerships and companies, educational institutions, governmental institutions and agencies, and other similar commercial enterprises purchasing such systems for their internal use and not for resale, but excluding the sale of systems utilized for or in public networks or in connection with the public carriage or transmission of local, interconnect or long distance telecommunications traffic or services as a carrier or transmission services provider or contractor.

         "Existing Products"shall mean the products that are available to be sold by any or all of the Distributors pursuant to the then current CPE Agreement (which may include products which were formerly Emerging Products or Competitive Products), excluding such products not originating from NTL's Enterprise Networks Group, terminals and low-end systems of less than 10 lines;

         "Exit Offer" shall have the meaning given that term in Section
19.3(b).

         "Exit Purchase Price" shall have the meaning given that term in
Section 19.3(a).

         "Firm Offer" shall have the meaning given that term in Section
19.6(b).

         "Formation Agreement" means that certain Formation Agreement dated as of April 1, 1997, by and between the Nortel Member and the Williams Member and pertaining to the formation and operations of the Company.

         "GAAP" shall mean generally accepted accounting principles in the United States of America.

         "Governmental Authority" means any entity of or pertaining to the government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

         "Human Resources Committee" shall have the meaning given that term in
Section 15.10(a).

         "Intended Listed Affiliate" shall have the meaning given that term in
Section 19.4(h).

         "Intended Listed Affiliate Common Stock" shall have the meaning given that term in Section 19.4(h).

         "Leverage Ratio" means, at any time, the ratio of (A) all Long-Term Debt of the Company (including the current portion thereof) to (B) the sum of
(x) all Long-Term Debt of the Company (including the current portion thereof) and (y) Tangible Net Worth.

         "Liquidating Events" shall have the meaning given that term in Section 22.1.

         "Liquidator" shall have the meaning given to that term in Section 23.1.

         "Long-Term Debt" means Debt with a remaining maturity of one year or more.

         "Majority in Interest of the Members" means, unless otherwise provided in this Agreement, the Members whose aggregate Percentage Interest constitutes more than fifty percent (50%) of the aggregate Percentage Interest of all Members.

         "Management Committee" means the committee described in Section 15.2.

         "Member" means each of the Nortel Member and the Williams Member and any Person hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company.

         "Member Nonrecourse Debt" shall have the meaning set forth with respect to partner nonrecourse debt in Regulations section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" shall have the meaning set forth with respect to partner nonrecourse deductions in Regulations sections 1.704-2(i)(1) and 1.704-2(i)(2).

         "Membership Interest" means the interest of a Member in the Company, including the Member's rights to a share of the profits and losses of the Company (in accordance with its Percentage Interest or as otherwise provided in this Agreement), to receive distributions (liquidating or otherwise), to obtain information and to consent to or approve actions by the Company.

         "Merger Agreements" means the Agreement and Plan of Merger dated as of the date hereof between the Company and NCS and the Agreement and Plan of Merger dated as of the date hereof between WilTel and the Company, copies of which are attached hereto as Exhibits B and C.

         "Minimum Holding Period" shall have the meaning given that term in
Section 8.2(d).

         "NCS" shall have the meaning given that term in the recitals hereto.

         "NCS Business" shall have the meaning given that term in the Formation Agreement.

         "Net Purchase Price" means the price paid by the Company, or another Distributor for purposes of Section 19.4(a), inclusive of all amounts paid to a supplier or suppliers net of discounts and rebates, plus applicable freight, duties and taxes.

         "Non-Competition Agreement" means that certain Non-Competition Agreement dated April 30, 1997 by and between The Williams Companies, Inc. and NTL.

         "Nonrecourse Deductions" shall have the meaning set forth in Regulations section 1.704-2(b)(1).

         "Nonrecourse Liability" shall have the meaning set forth in Regulations section 1.704-2(b)(3).

         "Non-contributing Member" shall have the meaning given that term in
Section 8.6(a).

         "Nortel Member" shall have the meaning given that term in the preamble hereof or any Affiliate transferee of such initial Nortel Member.

         "NTI" means Northern Telecom Inc., a Delaware corporation.

         "NTL" means Northern Telecom Limited, a Canadian corporation.

         "Offered Interest" shall have the meaning given that term in Section 19.6.

         "Offeree" shall have the meaning given that term in Section 19.6(b).

         "Offer Notice" shall have the meaning given that term in Section
19.6(b).

         "Offer Period" shall have the meaning given that term in Section
19.6(c).

         "Offer Price" shall have the meaning given that term in Section
19.6(a).

         "Operating Budget" shall have the meaning given that term in Section 11.3.

         "Percentage Interest" means the percentage interest of a Member in the distributions, income, gains, losses, deductions, and credits of the Company, as set forth on Exhibit D, as such percentage may be adjusted from time to time in accordance with this Agreement.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, Governmental Authority or government (or agency or political subdivision thereof).

         "Product Mix" means, for any period, an amount, expressed as a percentage, equal to a fraction, the numerator of which shall equal the aggregate dollar amount of the Net Purchase Price paid to NTI and its Affiliates during such period for Existing Products and Emerging Products and the denominator of which shall equal the aggregate dollar amount of the Net Purchase Price during such period for Existing Products, Emerging Products and Competitive Products.

         "Product Mix Threshold" means, for any period, a Product Mix of 82.6% unless the Members shall have agreed pursuant to Section 15.12 (a) (xiii) that for a specified period the Product Mix Threshold shall be a percentage other than 82.6% in which event the Product Mix Threshold for such period shall be such other percentage.

         "Purchase Offer" shall have the meaning given that term in Section 19.6(a).

         "Purchaser" shall have the meaning given that term in Section 19.6(a).

         "Put Closing Date" shall have the meaning given that term in Section 19.5(a).

         "Put Notice" shall have the meaning given that term in Section
19.5(a).

         "Put Purchase Price" shall have the meaning given that term in Section 19.5(a).

         "Registration Notice" shall have the meaning given that term in
Section 19.3(e).

         "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

         "Regulatory Allocations" shall have the meaning given that term in
Section 10.2(i).

         "Representative" and "Representatives" shall have the meaning given those terms in Section 15.2(b).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations from time to time promulgated thereunder.

         "Seller" shall have the meaning given that term in Section 19.6.

         "Subsidiary" means, with respect to any Person, a corporation more than 50% of the combined voting power of the outstanding stock of which is owned, directly or indirectly, by such Person; provided that the Company shall not be deemed to be a Subsidiary of The Williams Companies, Inc. or any of its Subsidiaries or Affiliates.

         "Supermajority of the Representatives" means eighty percent (80%) or more of the Representatives so long as the number of Representatives is ten
(10). If the number of Representatives changes, the number required to constitute a supermajority shall be a number that assures that at least one Representative of the Nortel Member is necessary to constitute a supermajority, provided that the Nortel Member has at least a twenty percent (20%) Percentage Interest in the Company.

         "Tangible Net Worth" means, at any time, the difference between the assets (excluding all intangible assets inclusive of goodwill) and liabilities of the Company, determined in accordance with GAAP, and as set forth in the most recent audited balance sheet of the Company.

         "Technology Committee" shall have the meaning given to that term in
Section 15.10(a).

         "TMP" shall have the meaning given that term in Section 10.5(a).

         "Transfer" means: (x) as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition or encumbrance; and
(y) as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of or encumber.

         "TTS Agreement" means that certain Share Purchase Agreement dated April 30, 1997, between NTL and the Company regarding the purchase of the shares of TTS.

         "Ultimate Parent" means, with respect to any Person, the Person that directly or indirectly owns or controls such Person and all other Persons with a direct or indirect controlling interest in such Person, which, on the date hereof, in the case of the Williams Member is The Williams Companies, Inc. and in the case of the Nortel Member is NTL.

         "Unrealized Gain" attributable to an asset of the Company means, as of the date of determination, the excess of the fair market value of such asset as of such date of determination over the Carrying Value of such asset as of such date of determination.

         "Unrealized Loss" attributable to an asset of the Company means, as of the date of determination, the excess of the Carrying Value of such asset as of such date of determination over the fair market value of such asset as of such date of determination.

         "Valuation Methodology" shall have the meaning given to that term in
Section 19.3(a).

         "Williams Member" shall have the meaning given that term in the preamble hereof or any Affiliate transferee of such initial Williams Member.

         "WilTel" shall have the meaning given that term in the recitals hereto.

         "WilTel Business" shall have the meaning given that term in the Formation Agreement.

         " WilTel Distributorship Agreement" means the Customer Premises Equipment Distributorship Agreement dated December 15, 1995 between NTI and WilTel, as amended, restated, renewed, replaced or modified from time to time.

         1.5 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP.


                                   ARTICLE II

                                  Organization

         2.1 Formation. The Members hereby form a limited liability company under and pursuant to the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. The Certificate shall be filed in the office of the Secretary of State of Delaware in accordance with the provisions of Act. The Management Committee shall take any and all other action reasonably necessary to perfect and maintain the status of the Company under the laws of the State of Delaware. The Management Committee shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments as have been agreed to by the Management Committee may be executed by an officer of the Company.

         2.2 Qualification in Other Jurisdictions. The Management Committee shall cause the Company to be qualified, formed or registered in any jurisdiction in the United States of America in which the Company transacts business in which such qualification, formation or registration is required or desirable including under any assumed or fictitious name statutes or similar laws. Any member of the Management Committee may execute, deliver and file, or cause the execution, delivery or filing of, any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


                                  ARTICLE III

                                      Name

         The name of the Company is "WilTel Communications, LLC", and all Company business may be conducted in that name or any other name that complies with applicable law as the Management Committee may select from time to time. The Company shall hold all of its property in the name of the Company and not in the name of any Member.

                                   ARTICLE IV

                               Purpose and Powers

         4.1 Purpose. The purpose of the Company is to carry on any lawful business, purpose or activity for which limited liability companies may be organized under the Act, except as otherwise provided in section 18-106 of the Act.

         4.2 Powers of the Company. Subject to the terms of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 4.1, including the power to conduct the Company's business and to carry on the Company's operations. The Company shall have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States of America, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company.


                                   ARTICLE V

                      Registered Office; Registered Agent;
                        Principal Office; Other Offices

         The registered office of the Company required by the Act shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or any other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The name and address of the registered agent of the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act. The Company may have such other offices as the Management Committee may designate from time to time.

                                   ARTICLE VI

                                      Term

         The term of the Company shall be deemed to have commenced on April 1, 1997, and shall terminate when dissolved pursuant to Article XXII.


                                  ARTICLE VII

                            No State Law Partnership

         The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal, state and local tax purposes, and this Agreement shall not be construed to suggest otherwise.


                                  ARTICLE VIII

                    Capital Contributions; Capital Accounts

         8.1   Capital Accounts.

               (a) A capital account ("Capital Account") shall be established for each Member and shall be maintained in such a manner as to correspond with the requirements of the Regulations promulgated from time to time under section 704(b) of the Code. Subject to the provisions of Section 8.2(a) with respect to the initial Capital Contribution of each Member, a Member's Capital Account shall be credited with the amounts of cash and Agreed Value of property contributed to the Company by such Member and with the amount of any Company liabilities assumed by such Member or secured by any Company assets distributed to such Member. A Member's Capital Account shall also be credited or charged, as the case may be, with such Member's distributive share of Company items of income, gains, losses, deductions, and credits for each fiscal year of the Company determined pursuant to Article X below. Each Member's Capital Account shall be charged with the amount of cash or Agreed Value of property distributed to it and with the amount of any liabilities of such Member assumed by the Company.

               (b) In the event a Member transfers its Membership Interest in the Company (or portion thereof) in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of such Member to the extent such Capital Account relates to the transferred interest (or portion thereof).

         8.2   Capital Contributions.

               (a) Concurrently with the execution of this Agreement, the Company and the Members are entering into the Merger Agreements. The Company and the Members shall cause the transactions contemplated by the Merger Agreements to be consummated as of the Effective Date in accordance with the terms of the Merger Agreements in order to effectuate the contribution of the NCS Business and the WilTel Business to the Company. Upon the consummation of such transactions, the respective Capital Accounts of the Nortel Member and the Williams Member shall be credited in the amounts of 30% and 70%, respectively, of the aggregate Agreed Value of the Company (including TTS Meridian Systems, Inc., which will be purchased by the Company pursuant to the TTS Agreement), thus reflecting the Agreed Value of the respective initial Capital Contributions of each Member.

               (b) Subject to the provisions of Section 8.2(d), each Member shall be required during each calendar year to make the additional Capital Contributions (i) provided for in the Operating Budget for such calendar year or any amendment thereto, in either case as approved by the Management Committee pursuant to this Agreement or (ii) otherwise required by the Management Committee. Unless otherwise provided in the approved Operating Budget, each such contribution shall be made in cash within ten Business Days after notice from the Company requesting that such contribution be made.

               (c) Except as otherwise agreed to by the Members, any additional Capital Contributions shall be made in accordance with the then applicable Percentage Interest of each Member.

               (d) The Nortel Member may elect not to participate in all or a portion of any Capital Contribution that may otherwise be required so long as after giving effect to the dilution required by Section 8.6(a)(i) the Nortel Member's Percentage Interest would not fall below 20% during a period of five
(5) years following the earlier of: (i) December 31, 1999 or (ii) the date that Nortel Member's Percentage Interest first is reduced to 20% (the "Minimum Holding Period").

         8.3 Limitation on Liability of Members. Except as provided in the Formation Agreement or any other specific agreement between the Company and a Member, the liability of each Member to the Company shall be limited to the amount of its Capital Contribution made and required to be made pursuant to
Section 8.2 (subject to the exceptions stated therein) and no Member shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company unless it agrees in writing to make additional Capital Contributions to the Company, nor shall any Member be personally liable for any obligations of the Company, except as may be provided in the Act.

         8.4 Adjustment of Capital Accounts. If any additional Membership Interests are to be issued in consideration for a contribution of property or cash or if any Company property is to be distributed in liquidation of the Company or a Membership Interest, the Capital Accounts of the Members (and the amounts at which all Company properties are carried on its books and records) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of section 704(b) of the Code and the Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Company properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Company immediately prior to such issuance). If the Carrying Value of any property of the Company is properly reflected on the books of the Company at a value that differs from the adjusted tax basis of such property, this Section 8.4 shall be applied with reference to such Carrying Value.

         8.5 Return of Contributions. No Member shall be entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its Capital Account or any Capital Contribution made by such Member except as provided in Section 23.3. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions to the Member.

         8.6 Additional Capital Contributions.

                  (a) In the event that the Members are required to make additional Capital Contributions after the Effective Date pursuant to Section 8.2, and any Member (the "Non-contributing Member") does not contribute all or a portion of such required additional Capital Contribution within the time specified in Section 8.2:

                           (i) the Percentage Interests immediately following the Capital Contribution will be determined for each of the Members by the following formula, an illustration of the application of which is set forth on Exhibit E:


R = (P x V + M) / (V + T)


where:
R = such Member's revised Percentage Interest

P = such Member's Percentage Interest as of the last day of the preceding fiscal quarter

M = the Agreed Value of the Capital Contributions made by such Member since the last day of the preceding fiscal quarter

         T = the Agreed Value of the Capital Contributions made by all Members since the last day of the preceding fiscal quarter

         V = (0.615 A + 8.53 B + 11.1 C) / 3 - D

         where:
         A = Total Revenue for the Company for the preceding four (4) fiscal quarters

         B = EBITDA for the preceding four (4) fiscal quarters

         C = EBIT for the preceding four (4) fiscal quarters

         D = The Debt of the Company as of the last day of the preceding fiscal quarter.


                          (ii) the other Member may, without the consent of the Non-contributing Member or the Management Committee, elect to advance the portion of the additional Capital Contribution payable by the Non-contributing Member, which advance shall (1) constitute a loan by such other Member to the Company in a principal amount equal to the sum advanced, (2) be due and payable in full (together with all accrued unpaid interest thereon) upon demand, and (3) bear interest at a rate per annum equal to the base rate of Citibank, NA as announced from time to time from the date of the making of such advance to the date such advance is paid in full.

                  (b) Notwithstanding subsection 8.6(a), in the event that after giving effect to the adjustments in the Members' Percentage Interests provided in subsection 8.6(a) in respect of any additional Capital Contribution, the Percentage Interest of the Nortel Member shall be less than 20%, the Williams Member may, provided that the Nortel Member has received adequate notice and the effective opportunity to re-establish its Membership Interest to 20%, purchase the Nortel Member's Member Interest pursuant to
Section 19.5(b).


                                   ARTICLE IX

                    Distributions; Repayment of Member Loans

         9.1 Distributions. Except as approved by the Management Committee in accordance with Section 15.12(a)(vi) or as provided in Section 23.3, all Distributable Cash shall be distributed to the Members in proportion to their respective Percentage Interests, at such times as the Management Committee may determine to be appropriate; provided however, subject to availability, the Management Committee shall by March 15 of each year, declare a cash distribution in proportion to their respective Percentage Interests of 40% of an amount equal to the sum total of all Members' estimated taxable income for federal income tax purposes that would result from their allocated shares of estimated income, gains, losses and deductions (such amount shall be reduced by credits, if any) of the Company as furnished by the national accounting firm pursuant to Section 10.5(f)(i).

         9.2 No Interest on Unwithdrawn Share. If any Member does not withdraw the whole or any part of his share of any cash distribution made pursuant to
Section 9.1, such Member shall not be entitled to receive any interest thereon.

         9.3 Withholding. All amounts withheld pursuant to the Code or any provision of any state or local law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to Section 9.1 for all purposes of this Agreement. The TMP is authorized to withhold from distributions to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

         9.4 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member to the extent that, at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which recourse of creditors is limited to specified property of the Company, exceed the fair market value of the assets of the Company, provided that the fair market value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair market value of such property exceeds such liability. A Member who receives a distribution in violation of this
Section 9.4, and who (or whose Representatives) knew at the time of distribution that the distribution violated this Section 9.4, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of this Section 9.4, and who (or whose Representatives) did not know at the time of the distribution that the distribution violated this Section 9.4, shall not be liable for the amount of the distribution.

         9.5 Repayment of Member Loans. After Distributions are made under
Section 9.1, if, with the consent of the Management Committee in accordance with Section 15.7 or pursuant to Section 8.6(a)(ii), any Member makes a loan to or on behalf of the Company other than pursuant to the line of credit agreement contemplated in section 10.1 of the Formation Agreement, all Distributable Cash shall first be used to repay such loans, together with interest thereon and, thereafter, any remaining Distributable Cash, if any, shall be distributed in accordance with the terms of Section 9.1. If Distributable Cash is insufficient to repay in full all such Member loans, the funds available for distribution from time to time shall first be applied to repay and retire the loan with the highest interest rate first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans; provided, however, if two or more loans have the same interest rate, such funds will be applied in accordance with the order of the dates on which they were made.

                                   ARTICLE X

                         Allocations of Income, Gains,
                         Losses, Deductions and Credits

         10.1 General. Except as otherwise provided herein or unless another allocation is required by the Regulations issued under section 704(b) of the Code, all items of Company income, gains, losses, deductions and credits shall be allocated among the Members as provided in Section 10.2, provided, however, that such allocations shall not impact distributions or Membership Interests except as provided in Section 23.3 or in connection with liquidations generally. For purposes of computing the amount of each item of income, gains, losses, deductions or credits to be charged or allocated to the Capital Accounts of the Members, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

                  (a) Any deductions for depreciation, cost recovery, or amortization attributable to any Company property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery, or amortization pursuant to Section 8.4, any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

                  (b) Any income, gains, losses, deductions, and credits attributable to the taxable disposition of any Company property shall be determined by the Company as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

                  (c) All fees and other expenses incurred by the Company to promote the sale of a Membership Interest that can neither be deducted nor amortized under section 709 of the Code shall be treated as an item of deduction.

                  (d) Computation of all items of income, gains, losses, deductions, and credits shall be made without regard to any election under section 754 of the Code which may be made by the Company and, as to those items described in section 705(a)(1)(B) or section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         10.2 Allocations.

                  (a) The provision of this Section 10.2 shall apply for the purposes of (i) allocating the income, gains, losses, deductions, and credits of the Company; (ii) maintaining the Members' Capital Accounts; and (iii) determining the Members' interests in the liquidation proceeds of the Company. All income, gains, losses, deductions, and credits of the Company, other than gain or loss upon the sale of all or substantially all the assets in dissolution and liquidation of the Company, shall be allocated to the Members in proportion to their Percentage Interests.

                  (b) On the sale or distribution of all, or substantially all, of the assets in connection with the dissolution and liquidation of the Company or upon dilution as provided in Section 8.6(a) hereof, the gains and losses resulting therefrom shall be allocated among the Members in the manner necessary to cause, to the maximum extent possible, the credit balances in their respective Capital Accounts to equal the respective amounts of Distributable Cash that would be distributed to the Members under Section 9.1 if that Section applied to distributions in liquidation of the Company.

                  (c) Notwithstanding any provision set forth in this Section 10.2, no item of loss shall be allocated to a Member to the extent the allocation would cause a Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of loss pursuant to this Section 10.2, the limitation set forth in this Section 10.2(c) shall be applied on a Member by Member basis and items of loss not allocable to a Member as a result of such limitation shall be allocated to the other Member in accordance with the positive balance in such Member's Capital Account so as to allocate the maximum permissible loss to such Member under Regulations section 1.702-1(b)(2)(ii)(d). In the event any loss shall be specially allocated to a Member pursuant to either of the two preceding sentences, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Sections 10.2(a) or (b).

                  (d) Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding any other provision of this Section 10.2, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This
Section 10.2(d) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

                  (e) Except as otherwise provided in Regulations section 1.704-2(i)(4), notwithstanding any other provision of this Section 10.2 (other than Section 10.2(d)) if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Regulations section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 10.2(e) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (f) Notwithstanding anything herein to the contrary, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of Regulations section 1.704-1, there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of its Adjusted Capital Account Deficit caused or increased by such adjustments, allocations or distributions, provided that an allocation pursuant to this Section 10.2(f) shall be made only if and to the extent that there would be a deficit in such Member's Capital Account after all other allocations provided in this Section
10.2 have been tentatively made as if this Section 10.2(f) were not in the Agreement.

                  (g) Nonrecourse Deductions for any fiscal year or other period shall be specially allocated among the Members in proportion to their Percentage Interests.

                  (h) Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations section 1.704-2(i)(1).

                  (i) The allocations set forth in paragraphs (c) through (h) of this Section 10.2 shall be referred to as the "Regulatory Allocations" and paragraphs (a) and (b) shall be referred to as the "Agreed Allocations." The Regulatory Allocations are intended to comply with certain requirements of Regulations section 1.704-1(b). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gains, losses, deductions, and credits pursuant to this paragraph. Notwithstanding any other provisions of this Section 10.2, any Regulatory Allocations that have taken place shall be taken into account in allocating other items of income, gains, losses, deductions, and credits, so that, to the extent possible, the net amount of such other allocations and the Regulatory Allocations to each Member shall equal the net amount that would have been allocated to each Member pursuant to the Agreed Allocation if the Regulatory Allocation had not occurred.

         10.3 Allocations for Income Tax Purposes.

                  (a) The Company shall, except to the extent such item is subject to allocation pursuant to subsection 10.3(b), allocate each item of income, gains, losses, deductions, and credits, as determined for federal and other income tax purposes, in the same manner as such item was allocated under Sections 10.1 and 10.2.

                  (b) The Company, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gains, losses, deductions, and credits, including, without limitation, depreciation and cost recovery deductions, attributable to those properties with a Built-In Gain or Built-In Loss pursuant to section 704(c) of the Code utilizing the traditional method described in Regulations section 1.704-3(b).

         10.4 Allocations for Financial Reporting. For purposes of reporting the financial results of the Company by the Members in accordance with GAAP, net income or loss shall be allocated in proportion to the Member's Percentage Interest.

         10.5 Tax Matters Partner.

                  (a) The Williams Member is designated tax matters partner ("TMP") as defined in section 6231(a)(7) of the Code. The TMP and the other Member shall use their reasonable best efforts to comply with the responsibilities outlined in this Section 10.5 and in sections 6222 through 6232 of the Code (including any Regulations promulgated thereunder) and in doing so the TMP shall incur no liability to any other Member except for instances of gross negligence or willful misconduct.

                  (b) If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, such Member shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Member's intended treatment of a partnership item is (or may be) inconsistent with the treatment of that item by the Company.

                  (c) No Member other than the TMP shall file a request pursuant to section 6227 of the Code for an administrative adjustment of partnership items for any Company taxable year.

                  (d) No Member other than the TMP shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any partnership item, or other tax matters involving the Company provided, however, that if the TMP fails to file a petition under Code section 6226 within the time provided in Code section 6226(a), then the Nortel Member may file a petition pursuant to Code section 6226(b). In the case where the TMP files such a petition, it shall determine the forum in which such petition will be filed. In carrying out its duties, the TMP will act in the best interests of both Members and the Company.

                  (e) Without the prior written consent of the Nortel Member, the TMP will:(i) not extend any federal statute of limitations with respect to income taxation of a "partnership item," as defined in Code section 6231(a)(3) and the Regulations thereunder, or (ii) not agree to the settlement of a tax controversy concerning a partnership item with any federal, state, or local taxing authority. At the request of the Nortel Member, the TMP will provide information concerning federal, state, or local tax audits, appeals or litigation of the Company.

                  (f) The TMP shall employ a national public accounting firm, to be mutually agreed upon by the Nortel Member and the Williams Member to prepare at the Company's expense the Federal income tax return of the Company. The TMP shall further cause the accounting firm to:

                           (i) provide its best estimate of each Member's distributive share of all income, gains, losses, deductions, and credits of the Company for each taxable year within sixty (60) days following the close of each taxable year, and

                           (ii) prepare and deliver to each Member within 150 days following the close of each taxable year, as set forth in Section 11.2(b), an information reporting return (Form 1065 K-1) reflecting each Member's distributive share of all income, gains, losses, deductions, and credits of the Company for each taxable year.

                  (g) No later than thirty (30) days prior to the filing of the Company's federal income tax return (Form 1065), the TMP will furnish a draft of such return and a list of all elections made on such return for which a specific declaration is not required to the Nortel Member. Within fifteen (15) days after receipt of the draft, the Nortel Member will provide notice to the TMP as to whether the Nortel Member consents to the filing of the return consistent with the draft or objects to the manner in which one or more partnership items are reflected in the return. The Williams Member and the Nortel Member will jointly resolve any differences.

         10.6 Tax Elections.

                  (a) The Company shall elect to use the calendar year as its taxable year, and to report profit and loss under the accrual method of accounting.

                  (b) The Company shall elect to deduct expenses incurred in organizing the Company ratably over a sixty-month period as provided in section 709 of the Code.

                  (c) If requested by any Member, the TMP shall cause the Company at the time and in the manner provided in Regulations section 1.754-1(b) (or any like statute or regulation then in effect), to make an election to adjust the basis of the Company's property in the manner provided in sections 734(b) and 743(b) of the Code (or any like statute or regulation then in effect).


                                   ARTICLE XI

              Books of Account, Records and Financial Information

         11.1 Books and Records. Proper and complete records and books of account (including those required by the Act) shall be kept by the Company in which shall be entered all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Company books and records shall be maintained in accordance with GAAP, and shall be kept on the accrual basis. The books and records shall at all times be made available and shall be open to the reasonable inspection and examination by the Members or their duly authorized representatives during the business hours of the Company for any purpose reasonably related to the interest of such Member as a Member in the Company.

         11.2 Financial Information. The following financial information shall be transmitted to each Member:

                  (a) as soon as available, but in any event within 60 days after the end of each fiscal year of the Company, a copy of the balance sheet of the Company as at the end of such fiscal year and the related statements of income and cash flow and Members' capital and changes in Members' capital for such fiscal year, setting forth, after fiscal year 1996, in each case in comparative form, the figures for the previous year, reported on without qualification, or exception, as to the scope of the audit, by the Company's auditors;

                  (b) as soon as available, but in any event not later than 10 Business Days after the end of each calendar month a report setting forth the year-to-date revenues, operating expenses, general and administrative expenses, Capital Expenditures of the Company, together with a comparison of the Operating Budget for such period, and a projection of revenues and expenses for the remainder of the Company's fiscal year, the unaudited balance sheet of the Company as at the end of each such month and the related unaudited statements of income and cash flow and Members' capital and changes in Members' capital of the Company for such month and the portion of the fiscal year through such date, setting forth, after fiscal year 1996, in each case in comparative form, the figures for the previous year;

                  (c) not later than 30 days prior to the end of each fiscal year of the Company, a copy of the preliminary annual operating plan (the "Operating Budget") for the next fiscal year. Such plan shall contain, but not be limited to, a complete set of financial statements including a balance sheet, statements of income and cash flow and changes in Member's capital by month in appropriate detail for Member review, a summary of Capital Expenditures, the Product Mix, a human resources discussion summarizing staffing level assumptions and an overall management summary addressing the business operations and related strategic business assumptions;

                  (d) within a reasonable time, any other financial information that may be reasonably requested from time to time by a Member.

         11.3 1997 Provisional Operating Budget. The Provisional Operating Budget for the Company's 1997 fiscal year is attached as Exhibit F.


                                  ARTICLE XII

                                  Fiscal Year

         The fiscal year of the Company shall end on the thirty-first (3lst) day of December in each calendar year.


                                  ARTICLE XIII

                                 Company Funds

         The funds of the Company shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the Management Committee. All withdrawals from any such bank accounts shall be made by the officers or other agent or agents duly authorized by the Management Committee. Company funds shall not be commingled with those of any other Person.


                                  ARTICLE XIV
                              Meetings of Members

         14.1 Annual Meeting. The annual meeting of the Members shall be held each year at the place, time and date, as may be fixed by the Management Committee. Members of the Company may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. At the annual meeting the Members will ratify the appointment of a national public accounting firm as the Company's independent auditor to serve until the next annual meeting. The initial independent auditors shall be Ernst & Young, LLP.

         14.2 Special Meetings. A meeting of the Members for any purpose or purposes may be called at any time by the Management Committee and shall be called at any time by the Management Committee upon the written request of any Member entitled to vote at such meeting. Such request shall state the purpose for which such meeting is to be called.

         14.3 Notice of Meeting. Every Member shall furnish the Company through the Management Committee an address at which notices of meetings and all other notices may be served on or mailed to it. Notice of each meeting of the Members shall be given to each Member entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, either by facsimile or by delivering written notice thereof by mailing such notice in a first-class postage prepaid envelope addressed to such member at its facsimile number or post-office address furnished by it to the Company, or if it shall not have furnished to the Company its address, then at its post-office address last known to the Company, or, in the absence of knowledge on the part of the Company of any such post-office address, then at the office of the Company. Notice of a meeting of the Members shall provide the place, date and hour of the meeting, indicate that it is being issued by or at the direction of the Person or Persons calling the meeting, and provide an agenda which describes in detail the matters proposed to be considered at such meeting. An affidavit of any Representative that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time and place, it shall not be necessary to give any notice, except for twenty-four hours notice to any absent Member, of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original date of the meeting but shall be limited to the items listed with specificity on the agenda for the original date.

         14.4 Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by it.

         14.5 Quorum. A Majority in Interest of the Members of the Company entitled to vote at a meeting shall constitute a quorum for the transaction of business when present at such meeting either in person or by proxy, provided that for a meeting to be validly convened, at least one Representative of each of the Members must be present at such meeting. If a Representative of one or more of the Members is not present, a second meeting for which due notice has been given may be validly held to address the same matters of business in which a Majority in Interest of the Members of the Company entitled to vote at the meeting shall constitute a quorum when present at such meeting either in person or by proxy, irrespective of whether or not each Member is represented.

         14.6 Voting.

                  (a) When voting on any matter that requires the vote at a meeting of the Members pursuant to the Act, the Certificate or this Agreement, each Member shall vote in proportion to such Member's Percentage Interest.

                  (b) Whenever any action is to be taken under the Act by the Members, such action shall be authorized by a vote of the Majority in Interest of the Members cast at a meeting of Members entitled to vote thereon.

         14.7 Proxies. Each Member entitled to vote at any meeting of Members may authorize another Person or Persons to act as its proxy by an instrument in writing signed by such Member or its attorney-in-fact.

         14.8 Action Without a Meeting. Whenever Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing, setting forth the action so taken shall be signed by all the Members and shall be delivered to the office of the Company by hand or by certified or registered mail, return receipt requested.

         14.9 Member's Power. A Majority in Interest of the Members may amend or modify this Agreement from time to time by a written agreement signed by them, and any such action shall be binding on all Members and be as effective as if taken by all Members, except that:

                  (a) at any time the Nortel Member, the Williams Member or an Affiliate of either of them is a Member, this Agreement may not be amended or modified without the consent of such Member or Members, as the case may be, but the foregoing requirement shall not inure to the benefit of an assignee of either the Nortel Member's or the Williams Member's Membership Interest other than an Affiliate of the assignor;

                  (b) Articles VII, XIV, XV, and XX and Sections 2.1, 8.3, 9.1, 17.1, 19.2, 19.3, 19.4, 19.5 and 23.3 may be amended only if recommended for approval by the affirmative vote of a Supermajority of the Representatives; and

                  (c) no amendment or modification of this Agreement shall adversely affect any payments accrued and due or to be come due to any Member or to the legal representative of a former Member or of its estate or successor-in-interest, without the consent of such Member or such legal representative.

The effective date of an amendment or modification, unless otherwise specified therein, shall be the first day of the fiscal year in which such amendment or modification was adopted.

         14.10 Contracts. No Member will have the right to enter into contracts or other commitments binding upon the Company.


                                   ARTICLE XV

                        Management; Management Committee

         15.1 Management by Management Committee. The business and affairs of the Company shall be managed under the direction of the Management Committee in accordance with the terms and provisions of this Agreement. Approval by or action taken by the Management Committee in accordance with this Agreement shall constitute approval or action by the Company and shall be binding on the Members. No Member shall bind the Company or otherwise act on its behalf and no Representative shall bind the Company or otherwise act on its behalf without the prior authorization of the Management Committee to take such action. If any Member breaches or threatens to breach the covenant provided in the preceding sentence, the Company and the other Member may exercise any remedies available to them in law or in equity, including seeking an injunction restraining such Member from breaching such covenant.

         15.2 Organization of Management Committee.

                  (a) The Management Committee shall be composed of ten (10) individuals.

                  (b) Each Member shall have the right to appoint an individual or individuals to represent it on the Management Committee (individually, such Member's "Representative" and collectively, such Member's "Representatives") in accordance with this Section 15.2(b). The Nortel Member shall have the right to appoint to the Management Committee three (3) Representatives so long as its Percentage Interest is 20.0% or more, two (2) Representatives so long as its Percentage Interest is equal to or more than 15.0% and one (1) Representative so long as its Percentage Interest is equal to or more than 5.0%. The Williams Member shall have the right to appoint the remaining Representatives of the Management Committee. No individual may serve as the Representative of more than one Member. As of the date hereof, each Member's Representatives are those individuals listed on Exhibit G.

                  (c) Each Member reserves the right to remove any one or more of its Representatives and to appoint successors and substitutes therefor, from time to time, and any such change shall be effective upon such Member delivering a written notice of such change to the other Member. Unless otherwise removed in accordance with this Section 15.2(c), each Representative shall serve until the earliest of such Representative's resignation, death, or inability to serve. Any Representative may resign upon ten (10) business days written notice to the Company.

                  (d) The individual serving as the Chairman of the Management Committee of the Company shall be a member of the Management Committee.

         15.3 Third Parties Dealing with the Company

                  (a) To expedite the handling of Company business, it is understood and agreed that any document executed by a Representative of a Member shall, as to any third parties, be deemed to be the action of the Member appointing such Representative. Further, any Person dealing with the Company may rely upon a certificate signed by a Representative of each Member as to:

                  (b) the identity of the Members and their Representatives;

                  (c) the existence or nonexistence of any fact or facts that constitute conditions precedent to acts by the Company or are in any other manner related to the affairs of the Company;

                  (d) the Persons who are authorized to execute and deliver any instrument or document of the Company;

                  (e) any act or failure to act by the Company or the Management Committee; or

                  (f) any other matter whatsoever involving the Company or the Management Committee.

         15.4 Duties and Powers of Management Committee. Subject to the terms of this Agreement, the property, business and affairs of the Company will be managed, and the conduct of its business will be controlled by, the Management Committee. Except as otherwise provided hereunder, the Management Committee shall have all of the rights, powers and obligations of a class of managers as provided in the Act and as otherwise provided by law. Without limiting the generality of the foregoing, the Management Committee shall have the following powers and the Representatives are authorized on behalf of the Company to do or cause to be done the following:

                  (a) to supervise the property, business and affairs of the Company and hire, on behalf of the Company, such professionals or other experts as may be necessary or desirable in connection therewith;

                  (b) to determine, in their sole judgment, the amount, manner of payment and date of any distributions to be made to the Members hereunder subject to the provisions of Article IX hereof;

                  (c) to approve the annual Operating Budget; and,

                  (d) to make the elections requested by a Member pursuant to
Section 10.6(c).

         15.5 Duties of Representatives.

                  (a) Each Representative shall perform his duties in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, each Representative shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (1) one or more agents or employees of the Company, or (2) counsel, accountants or other Persons as the matters that such Representative believes to be within such Person's professional or expert competence, provided such Representative has no knowledge concerning the matter in questions that would cause such reliance to be unwarranted. A Person who so performs his duties in accordance with this Section 15.5(a) shall have no liability by reason of being or having been a Representative of the Company.

                  (b) Notwithstanding Section 15.5(a), the liability of a Representative shall not be eliminated or limited if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or similar advantage to which he was not legally entitled.

                  (c) The Representatives do not in any way guarantee the return of any Member's Capital Contribution or a profit for the Members from the Company's business.

         15.6 Qualification of Representatives. Each Representative shall be an employee, officer or director of a Member or of an Affiliate thereof or an employee or officer of the Company.

         15.7 Action by Management Committee. Except as otherwise provided in this Agreement, the Management Committee shall manage the Company by the affirmative vote of a majority of the Representatives. Any action required or permitted to be taken by the Management Committee may be taken without a vote if all of the Representatives consent thereto in writing and such writings are filed with the records of the Company. The Representatives may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting hear each other. Such participation shall constitute presence in person at such meeting.

         15.8 Meetings of the Management Committee. Regular meetings of the Management Committee shall be held periodically, but no less frequently than every second month, on such dates, at such times and at such locations as the Management Committee shall from time to time determine, taking into account the convenience of all parties. The individual then serving as the Chairman of the Management Committee or any Representative may call a special meeting of the Management Committee. Notice of any meeting shall include an agenda which describes in detail the matters proposed to be considered at such meeting (including, without limitation, whether such matters require the approval of a Supermajority of the Representatives in accordance with Section 15.12(a))and shall be given to all participants by the Person calling the meeting, under normal circumstances at least ten (10) days prior to the meeting, although shorter notice of a meeting (but not less than seventy-two hours) may be given if the circumstances of urgency so require provided, however, that when a vote of a Supermajority of the Representatives is required, ten (10) days notice must be given. All notices of Management Committee meetings shall be given either in writing, or by telephone if immediately followed by written confirmation. Each Member agrees to use reasonable efforts to cause at least one of its Representatives to attend, in the manner provided for herein, all Management Committee meetings.

         15.9 Quorum. A majority of the Representatives of the Management Committee including at least one Representative of each of the Members shall constitute a quorum for the transaction of business when present at a meeting in person (including by means of telephone conference or similar equipment). If a Representative of one or more of the Members is not present, a second meeting for which forty-eight hours notice has been given may be validly held to address the same matters of business in which a majority of the Representatives of the Management Committee shall constitute a quorum when present at such meeting either in person (including by means of telephone conference or similar equipment) or by proxy, irrespective of whether or not each Member is represented.

         15.10 Technology, Human Resources and Audit Committees.

                  (a) The Management Committee shall establish a Technology Committee (the "Technology Committee"), a Human Resources Committee (the "Human Resources Committee") and an Audit Committee (the "Audit Committee"). The Technology Committee and Human Resources Committee both shall have four (4) members, two of which shall be appointed by the Williams Member and two of which shall be appointed by the Nortel Member. The Audit Committee shall have four (4) members, two of which shall be appointed by the Williams Member and two of which shall be appointed by the Nortel Member.

                  (b) The functions and scope of the Technology Committee shall be as set forth on Exhibit H.

                  (c) The functions and scope of the Human Resources Committee shall be as set forth on Exhibit I.

                  (d) The functions and scope of the Audit Committee shall be as set forth on Exhibit J.

         15.11 Other Committees. The Management Committee may establish other committees from time to time as may be required by the operation of the business of the Company whose functions shall be set forth in the resolutions establishing such committees. The number of members of any such committee shall be determined by the Management Committee and the individual members shall be designated by the Management Committee from time to time.

         15.12 Supermajority Approval by the Representatives.

                  (a) Notwithstanding any other provisions of this Agreement to the contrary, for so long as either the Nortel Member's or the Williams Member's Percentage Interest is not less than 20%, as the case may be, the affirmative vote or written consent of a Supermajority of the Representatives, shall be required to do or permit to be done any of the following acts with respect to the Company, its business or assets:

                           (i) Approve the first Annual Budget;

                           (ii) Approve or authorize any material act or material activity of the Company not consistent with or outside the scope of the business of the Company as described on Exhibit K hereto;

                           (iii) Dissolve or liquidate the Company or appoint a Liquidator other than the Members; cause the Company to commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other voluntary case or proceeding to be adjudicated a bankrupt or insolvent; cause the Company to make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or to take action in furtherance of any such action; cause the Company to consent to (1) the entry of a decree or order for relief against the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (2) the commencement of any bankruptcy or insolvency case or proceeding against the Company, (3) the filing of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,
         (4) the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any substantial part of the Company's property; cause the Company to file a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or (5) fail to pursue or decide not to pursue an indemnity against a Member or any of its respective Affiliates.

                           (iv) (A) Approve a merger or consolidation of the Company with or into another Person if the surviving entity of such merger or consolidation is not the Company, or (B) if the surviving entity is the Company and (x) the consideration for such merger or consolidation is in excess of $20,000,000 and (y) such merger or consolidation was not included in the Operating Budget for the then current fiscal year;

                           (v) Except as provided in Section 19.3(e), approve a recapitalization or any change in the legal structure of the Company;

                           (vi) Approve any distribution of cash to the Members if such distribution is not to be made in proportion to their Percentage Interests;

                           (vii) Approve any distribution of assets or property of the Company, other than cash, to the Members;

                           (viii) Approve (A) the Capital Expenditures of the Company and (B) the purchases, acquisitions or investments of the type described in paragraph (ix) below, or the mergers or consolidations of the type described in clause (B) of paragraph (iv) above, set forth in the Operating Budget for any fiscal year of the Company if the aggregate amount of such Capital Expenditures, purchases, acquisitions including any Debt assumed as part of an acquisition and any investments required to sustain operations where cash flow deficiencies are anticipated on a go-forward basis over the next three (3) years, investments (including, without limitation, joint ventures), mergers and consolidations for such fiscal year, as set forth in the Operating Budget, is to be greater than EBITDA of the Company as set forth in the most recent audited financial statements of the Company;

                           (ix) Purchase or otherwise acquire, or agree to purchase or otherwise acquire, all or any part of the property, assets or capital stock of any Person (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) in one or a series of related transactions, or make any investment (including, without limitation, joint ventures) in any Person, or incur any other obligations (e.g. guarantees) excluding those arising from the incurrence of Debt, in each case involving in excess of $20,000,000, if such purchase, acquisition, investment or obligation, as the case may be, was not included in the Operating Budget for the then current fiscal year;

                           (x) Make or agree to make any individual Capital Expenditure in excess of $5,000,000 if such Capital Expenditure was not included in the Operating Budget for the then current fiscal year;

                           (xi) Sell or otherwise dispose of, or agree to sell or otherwise dispose of, any of the assets of the Company (other than sales of inventory, materials, equipment and intangible assets in the ordinary course of business) in one or a series of related transactions the aggregate of the greater of book or fair market value of which is greater than $20,000,000, if such sale or other disposition was not specifically identified in the Operating Budget for the then current fiscal year;

                           (xii) Incur additional Long-Term Debt if, after giving affect to such incurrence, the Leverage Ratio would be greater than 1:2 for a period of greater than 30 days;

                           (xiii) Approve the Product Mix set forth in the Operating Budget if it is less than the Product Mix Threshold; or

                           (xiv) Cause the Company to enter into any contract to do any of the foregoing.

The supermajority items set forth above shall apply individually, each one irrespective of the other.

                  (b) Notwithstanding any other provisions of this Agreement to the contrary and without prejudice to Sections 19.2, 19.3, and 19.6 hereof, for so long as the Nortel Member's Percentage Interest or the Williams Member's Percentage Interest is not less than 10%, the consent of the Nortel Member or the Williams Member, as the case may be, shall be required to accept any additional Members pursuant to Articles XIX or XXI, such consent not to be unreasonably withheld; provided however, that (i) the Nortel Member may withhold its consent in its sole discretion in the event that such proposed additional Member is a competitor in the primary line(s) of business of the Nortel Member or its Ultimate Parent, and (ii) the Williams Member may withhold its consent in its sole discretion in the event that such proposed additional Member is a competitor in the primary line(s) of business of the Williams Member or its Ultimate Parent. The foregoing provision shall not inure to the benefit of any assignee of the Nortel Member's Membership Interest other than the Nortel Member, NTL or their Affiliates or any assignee of the Williams Member's Percentage Interest other than an Affiliate of the Williams Member.

         15.13 Affiliated Transactions. The Members agree that the Management Committee may, from time to time, enter into arm's-length transactions on behalf of the Company with the Williams Member, the Nortel Member, a new Member, any substituted Member, and their respective Affiliates. "Arms-length transaction" for purposes of this section shall mean market conditions or better from the Company's perspective for services or products of the same or better quality with a Member having the right to match any offer from a third party vendor. The Williams Member or the Nortel Member shall be entitled to charge the Company prices for those operating, management, and administrative services utilized by the Company which are competitive with what the Company could have obtained in similar transactions with unrelated third parties. In addition, the Williams Member or the Nortel Member shall be entitled to charge the Company for reasonable allocations of overhead from its parent company directly applicable to the provision of operating, management, and administrative services to the Company. Subject to the foregoing provisions of this Section 15.13, the terms of any such arrangement and of other transactions with the Williams Member, the Nortel Member, or their Affiliates, shall be as determined by the Company, acting through the Management Committee, and the other party. The Williams Member shall, not more than 30 days after the end of each fiscal year of the Company, provide to the Audit Committee a description, in reasonable detail, of the terms of each transaction between the Williams Member or any of its Affiliates and the Company if the expenditure by the Company related thereto will be in excess of $1,000,000 in any fiscal year. All such transactions shall be reviewed as to appropriateness by the Audit Committee, though such review may take place after the transaction has occurred. The Audit Committee shall provide a summary report to the Management Committee of all such transactions.

                                  ARTICLE XVI

                                    Officers

         16.1 Appointment and Tenure.

                  (a) Subject to the provisions hereof, the Management Committee, shall from time to time designate officers of the Company to carry out the day-to-day business of the Company.

                  (b) Subject to the provisions of Section 16.1(c), the officers of the Company shall be comprised of one or more individuals designated from time to time by the Management Committee. No officer need be a resident of the State of Delaware. Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Management Committee. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Management Committee.

                  (c) The officers of the Company will include a Chairman of the Management Committee, a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The officers may also include a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Management Committee may designate such other officers and assistant officers and agents as the Management Committee shall deem necessary.

         16.2 Removal. Any officer may be removed as such at any time by the Management Committee, either with or without cause, in the discretion of the Management Committee; provided, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights.

         16.3 Chairman of the Management Committee. The Chairman of the Management Committee shall direct the policy of the Company, subject, however, to the control of the Management Committee. The Chairman shall, if present, preside at all meetings of the Management Committee and of the Members. The Chairman may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Management Committee to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed. The Chairman shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in the Chairman's judgment may be necessary or proper for the transaction of the business of the Company, including the right of removal of any officer, with or without cause, and the termination of employment of any employee. In general, the Chairman shall perform all duties incident to the office of Chairman of the Management Committee, and such other duties as may from time to time be assigned by the Management Committee. The initial Chairman of the Management Committee shall be Howard E. Janzen who shall serve until his successor is appointed by the Management Committee or until his earlier resignation or removal.

       16.4 Chief Executive Officer. The Chief Executive Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Management Committee to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed. The Chief Executive Officer shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in the judgment of the Chief Executive Officer may be necessary or proper for the transaction of the business of the Company, including the right of removal of any officer (other than the Chairman of the Management Committee), with or without cause, and the termination of employment of any employee. In general, the Chief Executive Officer shall perform all duties incident to the office and such other duties as may from time to time be assigned by the Management Committee or the Chairman of the Management Committee. The initial Chief Executive Officer shall be Howard E. Janzen who shall serve until his successor is appointed by the Management Committee or until his earlier resignation or removal.

         16.5 President. The President shall have general supervision of the business of the Company. During the absence or disability of the Chairman of the Management Committee and the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chairman of the Management Committee and the Chief Executive Officer. The President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Management Committee to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed. The President shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in the judgment of the President may be necessary or proper for the transaction of the business of the Company, including the right of removal of any officer (other than the Chairman of the Management Committee and the Chief Executive Officer), with or without cause, and the termination of employment of any employee. In general, the President shall perform all duties incident to the office of President, and such other duties as may from time to time be assigned by the Management Committee or the Chairman of the Management Committee. The initial

President shall be Garry K. McGuire who shall serve until his successor is appointed by the Management Committee or until his earlier resignation or removal.

         16.6 Chief Financial Officer. The Chief Financial Officer shall perform such duties and have such authority and powers as the Management Committee may from time to time prescribe.

         16.7 Vice Presidents. The Vice Presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Management Committee, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Management Committee may from time to time prescribe.

         16.8 Secretary; Assistant Secretaries. The Secretary, if one is designated, shall attend all meetings of the Management Committee and record all of the proceedings of the meetings in a minute book to be kept for that purpose and shall perform like duties for any committees that might be formed by the Management Committee. The Secretary shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe. The Assistant Secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Management Committee, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe.

         16.9 Treasurer; Assistant Treasurers. The Treasurer, if one is designated, shall have custody of the Company's funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Management Committee. The Treasurer shall disburse the funds of the Company as may be ordered by the Management Committee, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Members, when so directed, an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe. If required by the Management Committee, the Treasurer shall give the Company a bond of such type, character and amount as the Management Committee may require. The Assistant Treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Management Committee, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe.

         16.10 Vacancies. In case of a vacancy in any of the offices set forth in Sections 16.3, 16.4 and 16.5, a successor officer shall be elected by the Management Committee. The Management Committee may also elect a successor to any other vacant office.


                                  ARTICLE XVII

                           Liability and Exculpation

         17.1 Liability.

                  (a) To the fullest extent permitted under the Act or any other applicable law in effect on the date of this Agreement or hereafter in effect, no Member or any agent acting on behalf of such Member or the Company
(including a Person having more than one such capacity) shall be liable for any debts, obligations or liabilities of the Company or of each other, whether arising in tort, contract or otherwise, solely by reason of being a Member or agent or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the Company. Each of the Members shall be liable only to make payment of its respective initial Capital Contribution hereunder and other payments as expressly provided in this Agreement. No Member shall be required to lend any funds to the Company or, after such Member's initial Capital Contribution has been made, except as provided by the provisions of section 18-607 of the Act and Section 8.2(b), to make any further Capital Contribution or pay any assessment or payment to the Company.

                  (b) No Member shall be liable for the return of any portion of the Capital Contribution of any other Member. The return of Capital Contributions shall be made solely from the assets of the Company. No Member shall be required to pay the Company or any other Member any deficit in any Member's Capital Account upon dissolution or otherwise.

         17.2 Exculpation.

                  (a) No Covered Person shall be liable to the Company or any Member under any theory of law, including tort, contract or otherwise, including a Covered Person's own negligence, for any loss, damage or claim incurred by reason of any act or omission (including decisions to vote for or against any matter) performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such

Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         17.3 Duties and Liabilities of Covered Persons.

                  (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person arising under this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for actions (including decisions to vote for or against any matter) taken by it in good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  (b) Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between a Covered Person and the Company or a Member, the Covered Person shall disclose such conflict to the Management Committee and shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person and subject to such disclosure, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                                 ARTICLE XVIII

                                Indemnification

         18.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company. Subject to Section 18.3 of this Agreement, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Representative, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

         18.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 18.3 of this Agreement, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Representative, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Representative, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         18.3. Authorization of Indemnification. Any indemnification under this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Representative, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 18.1 or Section 18.2 of this Agreement, as the case may be. Such determination shall be made (a) by the Management Committee by a majority vote of a quorum consisting of Representatives who were not parties to or financially interested in such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Representatives so directs, by independent legal counsel in a written opinion, or (c) by the Members. To the extent, however, that a Representative, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case.

         18.4. Good Faith Defined. For purposes of any determination under
Section 18.3 of this Agreement, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 18.4 shall mean any other Company or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Company as a Representative, officer, employee or agent. The provision of this Section
18.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 18.1 or 18.2 of this Agreement, as the case may be.

         18.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 18.3 of this Agreement, and notwithstanding the absence of any determination thereunder, any Representative, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 18.1 and 18.2 of this Agreement. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Representative, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 18.1 or 18.2 of this Agreement, as the case may be. Notice of any application for indemnification pursuant to this Section
18.5 shall be given to the Company promptly upon the filing of such application.

         18.6. Expenses Payable in Advance. Expenses incurred by an officer or Representative in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Representative or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XVIII. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Management Committee deems appropriate.

         18.7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of Members or disinterested Representatives or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 18.1 and 18.2 of this Agreement shall be made to the fullest extent permitted by law. The provisions of this Agreement shall not be deemed to preclude the indemnification of any person who is not specified in Sections
18.1 and 18.2 of this Agreement but whom the Company has the power or obligation to indemnify under the provisions of the General Company Law of the State of Delaware, or otherwise.

         18.8. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Representative, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XVIII.

         18.9. Meaning of "Company" and "Other Enterprises" for the Purposes of
Article XVIII. For purposes of this Article XVIII, references to "the Company" shall include, in addition to the resulting Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Representatives, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent Company, or is or was serving at the request of such constituent Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XVIII with respect to the resulting or surviving Company as such person would have with respect to such constituent Company if its separate existence had continued.

         For purposes of this Article XVIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a Representative, officer, employee or agent of the Company which imposes duties on, or involves services by, such Representative, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article XVIII.

         18.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XVIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE XIX

                        Transfer of Interests by Members

         19.1 Restrictions on Transfers.

                  (a) Without prejudice to Section 15.12(b), no Member shall have the right, directly or indirectly, to Transfer its interest in the Company, or any portion thereof, without the prior written consent of the other Member except as specifically provided in this Article XIX; provided however, that no Member may unreasonably withhold its consent as to a proposed transferee so long as Section 19.6 has been complied with and the terms of Sections 19.2 and 19.3 would not be breached; and, provided further, that (i) the Nortel Member may withhold its consent in its sole discretion in the event that such proposed transferee is a competitor in the primary line(s) of business of the Nortel Member or its Ultimate Parent, and (ii) the Williams Member may withhold its consent in its sole discretion in the event that such proposed transferee is a competitor in the primary line(s) of business of the Williams Member or its Ultimate Parent. Any attempted transfer or assignment of any interest in the Company in violation of the provisions of this Article XIX shall be void and of no force and effect. Any permitted transferee of a Membership Interest shall agree, prior to any sale, transfer, assignment or conveyance, to become a party to this Agreement and agree to be bound by all applicable terms and conditions, including this Article

XIX. Upon becoming a party to this Agreement, each such purchaser or transferee shall be substituted fully for, and shall enjoy the same rights and be subject to the same duties and obligations as its predecessor hereunder.

                  (b) Either Member may Transfer all, but not less than all, of its Membership Interest, and each Member's Ultimate Parent may Transfer, or cause to be Transferred, all, but not less than all, of the capital stock of such Member, to an Affiliate of such Member provided that (i) all the capital stock or other equity interest of such Affiliate is owned, directly or indirectly, by such Members' Ultimate Parent and (ii) each such purchaser or transferee, prior to such sale, assignment or transfer, becomes a party to this Agreement and agrees to be bound by all applicable terms and conditions, including this Article XIX.

         19.2 Prohibitions on Transfer by Williams Member. Subject to Section 19.4, the Williams Member shall not, during the Minimum Holding Period, but only for so long as the Nortel Member's Percentage Interest is not less than 20%, Transfer all or a portion of its Membership Interest, if, after giving effect to such Transfer, the Williams Member's Percentage Interest shall be 50% or less.

         19.3 Prohibitions on Transfer by Nortel Member.

                  (a) Subject to Section 19.4, the Nortel Member shall not Transfer all or a portion of its Membership Interest other than pursuant to
Section 19.1(b) if, after giving effect to such Transfer, the Nortel Member's Percentage Interest shall be less than 20%; provided, however, in the event that the Nortel Member's Percentage Interest shall have been reduced to 20%, the Nortel Member may, subject to the terms and conditions of this Article XIX, Transfer all but not less than all of its Membership Interest at any time after the date that is five (5) years after the date its Percentage Interest shall have been reduced to 20%, to the Williams Member (or, in the sole discretion of the Williams Member, an Affiliate of the Williams Member or the Company), for a purchase price (the "Exit Purchase Price") equal to the fair market value of such Membership Interest as determined by an investment banking firm of international reputation mutually agreed upon by the Williams Member and the Nortel Member using the valuation methodology set forth on Exhibit L (the "Valuation Methodology"). The cost incurred by the engagement of such investment banking firm shall be divided equally between the Williams Member and the Nortel Member.

                  (b) If the Nortel Member shall determine to sell its Membership Interest pursuant to Section 19.3(a), the Nortel Member shall provide the Williams Member with a written offer (the "Exit Offer") to purchase such Membership Interest on the terms and conditions set forth in this Section
19.3. The Williams Member shall, within sixty (60) days of receipt of the Exit Offer, deliver written notice to the Nortel Member of its intention to accept or reject the Exit Offer. Failure by the Williams Member to accept or reject the Exit Offer within such sixty-day period shall be deemed a rejection of such offer.

                  (c) In the event that the Williams Member shall accept the Exit Offer, the closing of the purchase by the Williams Member of the Nortel Member's Membership Interest shall take place on the date that is ninety (90) days after the date of such acceptance. At such closing, the Nortel Member shall deliver to the Williams Member such instruments, documents and agreements to evidence such Transfer as the Williams Member may reasonably request and the Williams Member shall pay to the Nortel Member the Exit Purchase Price by, at the sole option of the Williams Member, (x) wire transfer to the Nortel Member of immediately available funds in an amount equal to the Exit Purchase Price or
(y) delivery to the Nortel Member of that number of shares of common stock, of the class currently outstanding, of the Williams Member's Ultimate Parent (or any Affiliate of the Williams Member's Ultimate Parent) the common stock of which is unrestricted (subject to compliance with the Securities Act and applicable state securities laws), actively traded on a national securities exchange and registered under the Securities Act, the aggregate Current Market Price of which shall equal the Exit Purchase Price, together with such instruments of transfer or conveyance as the Nortel Member may reasonably request.

                  (d) In the event that the Williams Member rejects the Exit Offer, the Nortel Member may, at its sole option, (x) sell its Membership Interest without regard to the restrictions set forth in this Section 19.3 (but subject to the terms and conditions of this Article XIX, including Section 19.6, but only if the Williams Member reimburses the Nortel Member for all of its expenses incurred in connection with the proposed sale pursuant to Section 19.6) or (y) cause the Company to convert to corporate form and register the Nortel Member's resulting equity interest under the Securities Act as set out in Section 19.3(e).

                  (e) If the Nortel Member elects to cause the Company to convert to corporate form and register the Nortel Member's resulting equity interest under the Securities Act pursuant to Section 19.3(d), the Nortel Member shall provide written notice of such election (a "Registration Notice") to the Williams Member and the Company. Within ninety (90) days of receipt of the Registration Notice, the Company shall, and each Member shall cause the Company to, organize under the Delaware General Corporation Law a wholly-owned subsidiary ("Delcorp") and merge with and into Delcorp pursuant to Section 264 of the Delaware General Corporation Law and Section 18-209 of the Act, with Delcorp being the surviving entity of such merger. Immediately upon the consummation of such merger, the Members' Membership Interest shall be converted into shares of common stock (the "Delcorp Common Stock") in such amounts as shall reflect each Member's Percentage Interest immediately prior to the consummation of such merger. The Members shall cause Delcorp to effect registration under the Securities Act of the Delcorp Common Stock held by the Nortel Member as expeditiously as possible after such merger in accordance with the registration procedures set forth on Exhibit M.

         19.4 Purchase and Sale Rights.

                  (a) In the event that the Product Mix for any two (2) consecutive fiscal years of the Company (the "Reference Period") shall be less than the Product Mix Threshold by more than 5%, then, at any time during the period commencing on the first day after the Product Mix numbers first become available of the fiscal year immediately succeeding the second of such fiscal years and ending on the date that is six (6) months thereafter, (i) the Williams Member or the Company may purchase the Nortel Member's Membership Interest in accordance with Section 19.5(b); or (ii) the Nortel Member may sell its Membership Interest to the Williams Member or the Company in accordance with Section 19.5(a); provided however, that the provisions of this Section 19.4(a) shall not apply in the event that the rate of growth for the Reference Period, of the aggregate Net Purchase Price paid by the Company to NTI and its Affiliates for Nortel's PBX and Key system products only of the Existing Products (the "Voice Product Purchases"), is equal to or greater than (x) the rate of growth for the Reference Period, of the aggregate Voice Product Purchases by each and every Distributor which has a territory under its CPE Agreement encompassing the entire United States of America whose Voice Product Purchases per annum are greater than $50,000,000 and (y) the rate of growth for the Reference Period of the aggregate Voice Product Purchases by all non-national territory, regional Distributors measured as a whole; provided further that both (x) and (y) in the preceding proviso will be subject to certification at the request of the Company by the independent auditors of NTI.

                  (b) In the event of a Change of Control of the Williams Member, the Nortel Member may sell its Membership Interest to the Williams Member at any time during the period commencing on the date of such Change of Control and ending on the date that is 180 days after such date in accordance with the terms of Section 19.5(a).

                  (c) In the event of a Change of Control of the Nortel Member, the Williams Member may purchase the Membership Interest of the Nortel Member at any time during the period commencing on the date of such Change of Control and ending on the date that is 180 days after such date in accordance with the terms of Section 19.5(b).

                  (d) In the event that the Williams Member or any of its Affiliates shall fail to perform or observe any material agreement contained in the Formation Agreement or the Non-Competition Agreement or in the event that the Company shall fail to perform or observe any material agreement contained in the WilTel Distributorship Agreement or its then current successor agreement, the guarantee given pursuant to Section 6.3(p) of the Formation Agreement, or this Agreement which failure shall remain unremedied for a period of 60 days after notice thereto shall have been given to the Williams Member by the Nortel Member, the Nortel Member may sell its Membership Interest to the Williams Member at any time during the period commencing on the date that is 61 days after the giving of such notice and ending on the date that is 30 days thereafter in accordance with Section 19.5(a).

                  (e) In the event that the Nortel Member or any of its Affiliates shall fail to perform or observe any material agreement of the Nortel Member contained in the Formation Agreement, the TTS Share Purchase Agreement, the WilTel Distributorship Agreement, the Non-Competition Agreement, or this Agreement, which failure shall remain unremedied for a period of 60 days after notice thereof shall have been given to the Nortel Member by the Williams Member, the Williams Member may purchase the Nortel Member's Membership Interest at any time during the period commencing on the date that is 61 days after the giving of such notice and ending on the date that is 30 days thereafter in accordance with Section 19.5(b).

                  (f) At any time after the Nortel Member's Percentage Interest shall be less than 20%, the Williams Member may purchase the Nortel Member's Membership Interest in accordance with Section 19.5(b).

                  (g) On or after December 31, 1999, the Nortel Member will have the right to sell to the Williams Member, the portion of the Nortel Member's Membership Interest in the Company necessary to reduce the Nortel Member's Percentage Interest down to 20% in accordance with the terms of
Section 19.5(a).

                  (h) In the event that registration and, if applicable, admission to listing on a stock exchange, is planned for the common stock of an Affiliate of the Williams Member, fifty percent (50%) or more of the value of which consists of an interest in the Company (such Affiliate hereinafter referred to as the "Intended Listed Affiliate"), the Nortel Member shall be given the opportunity to exchange its interest in the Company for shares of common stock of the Intended Listed Affiliate ("Intended Listed Affiliate Common Stock"), and to have the Nortel Member's ensuing interest in the Intended Listed Affiliate included in such registration and, if applicable, listing application and, as the case may be, public offering, subject to any statutory or reasonably agreed restrictions, provided, that the exchange involved shall be carried through on the basis of (a) the fair market valuation of the Company, as determined by an investment banking firm mutually agreed upon by the Williams Member and the Nortel Member using the Valuation Methodology (the cost of such valuation to be borne by the Nortel Member), and
(b) the initial public offering price (giving full effect to any discounts on a pro rata basis) of the shares of common stock of the Intended Listed

Affiliate. Upon the consummation of such exchange, this Agreement shall terminate except for Article XVII, Article XVIII, Article XX, and Section 25.2 herein. The Williams Member shall use its reasonable best efforts to cause the Intended Listed Affiliate to effect registration under the Securities Act of the Intended Listed Affiliate Common Stock held by the Nortel Member as expeditiously as possible after such exchange in accordance with the registration procedures set forth in Exhibit N. In the event that (i) such registration is not effected within a reasonable time after such exchange shall have occurred; or (ii) after such exchange shall have occurred, the Intended Listed Affiliate elects, in its sole discretion, not to effect such registration; then the Nortel Member shall be entitled to return its Intended Affiliate Common Stock in exchange for the interest in the Company previously exchanged therefor, and this Agreement shall continue in full force and effect as if the exchange provided for in this Section 19.4(h) had never occurred.

         19.5 Terms of Purchase and Sale.

                  (a) In the event that the Nortel Member shall desire to sell all of its Membership Interest to the Williams Member pursuant to Sections 19.4(a), 19.4(b), 19.4(d), or a portion of its Membership Interest pursuant to
Section 19.4(g) the Nortel Member may, by written notice (the "Put Notice") to the Williams Member, demand that the Williams Member purchase all, but not less than all (except in the case of a sale pursuant to Section 19.4(g)) of the Nortel Member's Membership Interest for a purchase price (the "Put Purchase Price") equal to the fair market value of the Nortel Member's Membership Interest or such portion of the Nortel Member's Interest, as the case may be, as determined by an investment banking firm of international reputation mutually agreed upon by the Williams Member and the Nortel Member using the Valuation Methodology the cost of such valuation to be borne by (i) the Company if pursuant to Sections 19.4(a), (ii) the defaulting entity if pursuant to
Section 19.4(d), (iii) the Williams Member if pursuant to Section 19.4(b), or
(iv) as provided by the last sentence of Section 19.3(a) if pursuant to Section 19.4(g). The Nortel Member may withdraw its Put Notice after the determination of the Put Purchase Price; provided, however, that in such event the Nortel Member will pay the fees and expenses of the investment banking firm; and provided, further, that the Nortel Member may not make another Put Notice arising from the same event or based on the same provision hereof until a period of six months has elapsed from the time of giving the previous Put Notice. The Put Notice shall set forth the date (the "Put Closing Date") on which such purchase shall occur, which date shall be not less than 120 days after the date of the Put Notice. On the Put Closing Date, the Williams Member (or in the sole discretion of the Williams Member, an Affiliate of the Williams Member or the Company) shall purchase all, but not less than all (except in the case of a sale pursuant to Section 19.4(g)), the Nortel Member's Membership Interest and shall pay to the Nortel Member the Put Purchase Price as provided in Section 19.5(c) and the Nortel Member shall execute and deliver to the Williams Member (or such Affiliate or the Company) such instruments, documents and agreements as the Williams Member may reasonably request to effectuate such Transfer.

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


                  (b) In the event that the Williams Member shall desire to purchase the Nortel Member's Membership Interest pursuant to Sections 8.6(b), 19.4(a), 19.4(c), 19.4(e) or 19.4(f), the Williams Member may, by written notice (the "Call Notice") to the Nortel Member, demand that the Nortel Member sell all, but not less than all, of the Nortel Member's Membership Interest for a purchase price (the "Call Purchase Price") equal to the fair market value of the Nortel Member's Membership Interest as determined by an investment banking firm of international reputation mutually agreed upon by the Williams Member and the Nortel Member using the Valuation Methodology, the cost of such valuation to be borne by (i) the Company if pursuant to Sections 19.4(a), (ii) the defaulting entity if pursuant to Section 19.4(e), (iii) the Nortel Member if pursuant to Section 19.4(c), or (iv) as provided by the last sentence of
Section 19.3(a) if pursuant to Sections 8.6(b) or 19.4(f). The Williams Member may withdraw its Call Notice after the determination of the Call Purchase Price; provided, however, that in such event the Williams Member will pay the fees and expenses of the investment banking firm; and provided, further, that the Williams Member may not make another Call Notice arising from the same event or based on the same provision hereof until a period of six months has elapsed from the time of giving the previous Call Notice. The Call Notice shall set forth the date (the "Call Closing Date") on which such purchase shall occur, which date shall be not less than 120 days after the date of the Call Notice. On the Call Closing Date, the Williams Member shall tender the Call Purchase Price as provided in Section 19.5(c) and the Nortel Member shall sell to the Williams Member (or in the sole discretion of the Williams Member an Affiliate of the Williams Member or the Company), all, but not less than all, of the Nortel Membership Interest and shall execute and deliver to the Williams Member (or such Affiliate or the Company), such instruments, documents and agreements as the Williams Member may reasonably require to effectuate such Transfer.

                  (c) The payment of the Put Purchase Price under Section 19.5(a) or the Call Purchase Price under Section 19.5(b) may be, at the sole option of the Williams Member, paid in the same manner as the Exit Purchase Price as provided in Section 19.3(c).

         19.6 Right of First Refusal. Except as permitted by Section 19.1(b) and without prejudice to Sections 19.2 or 19.3 hereof, no Member shall Transfer its Membership Interest or any portion thereof (the "Offered Interest") to a Person who is not a Member at the time of such proposed Transfer unless such Member (the "Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 19.6.

                  (a) Limitation on Transfers. No Transfer may be made under this Section 19.6 unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person (the "Purchaser") to purchase the Offered Interest for a purchase price (the "Offer Price"), which the Seller is prepared to accept and which is denominated and payable in United States dollars at closing and which requires the Purchaser to undertake no obligations nor assume any liabilities other than payment of the Offer Price, the filing and prosecution of any necessary notices to and applications for any necessary approvals of, regulatory authorities, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period, as hereinafter defined.

                  (b) Offer Notice. Prior to making any Transfer that is subject to the terms of this Section 19.6, the Seller shall give to the Company and the other Member written notice (the "Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Firm Offer") to sell the Offered Interest to the Company or to the other Member (the "Offeree") for the Offer Price, payable according to the same terms as those contained in the Purchase Offer, provided that the Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing and without regard to any security (other than the Offered Interest) to be provided by the Purchaser for any deferred portion of the Offer Price.

                  (c) Offer Period. The Firm Offer shall be irrevocable for a period (the "Offer Period") ending at 11:59 p.m., local time at the Company's principal place of business, on the forty-fifth (45th) day following the date of the Offer Notice.

                  (d) Acceptance of Firm Offer. At any time during the Offer Period, the Offeree may accept the Firm Offer as to all of the Offered Interest, by giving written notice of such acceptance to the Seller and to the Company or the other Member, as the case may be, which notice shall indicate the Membership Interest or any portion thereof that such Offeree is willing to purchase. In the event that the Offerees ("Accepting Offerees"), in the aggregate, accept the Firm Offer with respect to all of the Offered Interest, the Firm Offer shall be deemed to be accepted and the Offered Interest shall be apportioned pro rata according to the Percentage Interests of the Accepting Offerees. If the Offerees do not accept the Firm Offer as to all of the Offered Interest during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

                  (e) Closing of Purchase Pursuant to Firm Offer. In the event that the Firm Offer is accepted, the closing of the sale of the Offered Interest shall take place within thirty (30) days after the Firm Offer is accepted or, if later, the date of closing set forth in the Purchase Offer. The Seller and all Accepting Offerees shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interest pursuant to the terms of the Firm Offer and this Section 19.6.

                  (f) Sale Pursuant to Purchase Offer If Firm Offer Rejected. If the Firm Offer is declined or is not accepted in the manner provided in
Section 19.6(d), the

Seller may sell the Offered Interest to the Purchaser at any time within sixty
(60) days after the last day of the Offer Period, provided that such sale shall be made at the price and on the terms contained in the Purchase Offer and provided further that such sale complies with other terms, conditions, and restrictions of this Agreement that are not expressly made inapplicable to sales occurring under this Section 19.6, including the consent requirement of
Section 19.1(a). In the event that the Offered Interest are not sold in accordance with the terms of the preceding sentence, the Offered Interest shall again become subject to all of the conditions and restrictions of this Section 19.6.

         19.7 Recognition of Members. The Company shall not recognize for any purpose any purported Transfer of all or part of a Membership Interest unless such Transfer is made pursuant to the provisions of this Article XIX or Article XXI and unless and until the provisions of Section 19.9 have been satisfied and the Management Committee has received, on behalf of the Company, a document that:

                  (a) is executed by both the Member effecting the disposition and the Person to whom the Membership Interest or part thereof is transferred;

                  (b) includes the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement; and

                  (c) contains a representation and warranty in favor of the other Member that the disposition was made in accordance with all material and applicable laws and regulations including the Regulations.

         19.8 Prohibited Transfers. Any purported Transfer of a Membership Interest that is not made in accordance with the terms of this Article XIX shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize any such Transfer that is not made in accordance with the terms of this Article XIX, the Membership Interest or any portion thereof Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Membership Interest or any portion thereof, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such interest may have to the Company. In the case of a Transfer or attempted Transfer of Membership Interest or any portion thereof that is not made in accordance with the terms of this Article XIX, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members against all claims, costs, liabilities, and damages that any of such indemnified Members may incur (including, incremental tax liabilities, reasonable lawyers' fees, and expenses) as incurred as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

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


         19.9 Admission of Substituted Members. Subject to the other provisions of this Article XIX, a transferee of a Membership Interest or any portion thereof may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth in this Section 19.9 and Section 15.12(b):

                  (a) the Membership Interest or any portion thereof with respect to which the transferee is being admitted was acquired in compliance with the provisions of this Article XIX;

                  (b) the transferee of a Membership Interest or any portion thereof (other than, with respect to clauses (i) and (ii) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Management Committee (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties to each nontransferring Member equivalent to those set forth in
Article XXV hereof, (ii) accept and adopt the terms and provisions of this Agreement, including this Article XIX, and (iii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Membership Interest or any portion thereof.

                  (c) the transferee shall pay or reimburse the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Membership Interest or any portion thereof;

                  (d) except in the case of an involuntary Transfer by operation of law, if required by the Management Committee, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as Management Committee reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate of Formation or any other instrument filed with the state of Delaware or any other state or governmental authority; and

                  (e) approval of all the other Members subject, always to Sections 15.12(b) and 19.1(a) hereof.

         19.10 Compliance with Securities Laws. All Members acknowledge that the Membership Interests have not been registered under (i) the Securities Act, in reliance on the exemptions afforded by Section 4(2) of the Securities Act, or (ii) applicable state securities laws in reliance on exemptions under such laws. Therefore, to preserve said exemptions and notwithstanding anything contained herein to the contrary, the Members hereby agree that interests of the Members shall be nontransferable and nonassignable, except in compliance with the registration provisions of the Securities Act and applicable state securities laws, or an exemption or exemptions therefrom, and any attempted or purported transfer or assignment in violation of the foregoing shall be void and of no effect. Accordingly, as an additional condition precedent to any assignment or other transfer of any interest in the Company, the Company may require an opinion of counsel satisfactory to the Company that such assignment or transfer will be made in compliance with the registration provisions of the Securities Act and applicable state securities laws or exemption(s) therefrom, and such transferor or assignor shall be responsible for paying said counsel's fee for the opinion. The foregoing shall not limit the restrictive legend set forth at the beginning of this Agreement.

         19.11 Representations Regarding Transfers; Legend.

                  (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Membership Interests or any portion thereof and will not in the future make a market in Membership Interests or any portion thereof, (ii) it will not Transfer its Membership Interest or any portion thereof on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code section 7704(b) (and any Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Membership Interest or any portion thereof through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Membership Interest or any portion thereof to any Person unless such Person agrees to be bound by this Section 19.11(a) and to Transfer such Membership Interest or any portion thereof only to Persons who agree to be similarly bound.

                  (b) Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Membership Interest hereunder is made as principal for such Member's own account and not for resale or distribution of such Membership Interest or any portion thereof. Each Member further hereby agrees that the following legends may be placed upon any counterpart of this Agreement and shall be placed on any document or instrument evidencing Membership Interests or any portion thereof:

         "The Membership Interest or any portion thereof represented by this document has not been registered under any securities laws and the transferability of such Membership Interest or any portion thereof is restricted. Such Membership Interest or any portion thereof may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Membership Interest or any portion thereof by the issuer for any purposes, unless (1) a registration statement under the Securities Act of 1933, as amended, with respect to such Membership Interest or any portion thereof shall then be in effect and such transfer has been qualified under all applicable state securities laws, or
         (2) the availability of an exemption from such registration and qualification shall be established to the satisfaction of counsel to the Company."

         "The Membership Interest or any portion thereof represented by this document are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Limited Liability Company Agreement between Northern Telecom Inc. and Williams Communications Group, Inc., dated as of April 1, 1997, and agreed to by each Member. Said restriction provides, among other things, that no Membership Interest or any portion thereof may be transferred without first offering such Membership Interest or any portion thereof to the other Members, and that no Membership Interest or any portion thereof may be transferred except in accordance with the terms of said agreement."

         19.12 Distributions and Allocations in Respect of Transferred Membership Interest. If any Membership Interest or any portion thereof is Transferred during any fiscal year in compliance with the provisions of this
Article XIX, items of income, gains, losses, deductions, and credits and all other items attributable to the transferred Membership Interest or any portion thereof for such fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying Membership Interests during such fiscal year in accordance with Code section 706(d), using any conventions permitted by law and selected by the Management Committee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of Transfer at least ten (10) days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Membership Interest or any portion thereof was transferred and such other information as the Management Committee may reasonably require within thirty
(30) days after the end of the fiscal year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of such Membership Interest or any portion thereof on the last day of such fiscal year. Neither the Company, the Management Committee, any

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


other committee of the Company, nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this
Section 19.12, whether or not any member of the Management Committee, Member, or the Company has knowledge of any Transfer of ownership of any Membership Interest or any portion thereof.


                                   ARTICLE XX

                            Distributorship Agreement


          20.1 Company Right of Renewal. For so long as the Nortel Member owns a Membership Interest and subject to the condition that the Company shall not be in material breach of any of its obligations under the WilTel Distributorship Agreement or its then current successor agreement, the Nortel Member shall offer to renew or cause to be renewed, and the Company shall renew, the WilTel Distributorship Agreement or in the Nortel Member's discretion, offer such other CPE Agreement as is offered to all other Distributors for successive terms of years of as long a term as offered at the time to all other Distributors and on terms and conditions such that the Company shall not be at a disadvantage to any other Distributor; provided, however, that the Company shall not be deemed to be at a disadvantage to any other Distributor solely by reason of differences in treatment between Distributors (including the Company) arising out of the terms and conditions of the CPE Agreement and the policies implemented pursuant thereto so long as such agreement and policies are uniformly applied and made available to all Distributors (including the Company) and so long as any and all products that are made available to other Distributors have been offered to the Company on a basis at least as favorable as offered to such other Distributors, and the Territory provided for therein shall be the United States of America; and provided further, that the Company shall not be deemed to be at a disadvantage and shall derive no rights as a result of or in connection with the transition arrangements offered to Bell Atlantic Federal Integrated Systems, Inc. (including its Affiliates) in connection with the purchase by NCS of Bell Atlanticom Systems, Inc.'s interest in BA Meridian as provided in the Purchase and Sale Agreement and Amendment to Partnership Agreement dated March 4, 1997, a copy of which has been provided to the Williams Member. The parties hereto acknowledge that the provisions of this Article XX are not intended to be part of or an amendment or supplement to the CPE Agreement, but are intended to be separate and distinct agreements between the parties.


         20.2 Company Right of Renewal after Put or Call. In the event of a Transfer of a Member's Membership Interest pursuant to Sections 8.6(b), 19.3,
19.4 or 19.5, the Nortel Member shall offer to renew or cause to be renewed the WilTel Distributorship Agreement or in the Nortel Member's discretion, offer such other CPE Agreement as is offered to all other Distributors for an additional term of years of as


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long a term as offered at the time to all other Distributors but such renewal rights shall be extended for not less than three (3) years and on the expiration of the then current term (or, in the event that the WilTel Distributorship Agreement shall have been renewed prior to such Transfer but such renewal term shall not have commenced, such additional term shall commence on the expiration of such renewal term) on terms and conditions such that the Company shall not be at a disadvantage to any other Distributor; provided, however, that the Company shall not be deemed to be at a disadvantage to any other Distributor solely by reason of differences in treatment between Distributors (including the Company) arising out of the terms and conditions of the CPE Agreement and the policies implemented pursuant thereto so long as such agreement and policies are uniformly applied and made available to all Distributors (including the Company) and so long as any and all products that are made available to other Distributors have been offered to the Company on a basis at least as favorable as offered to such other Distributors, and the Territory provided for therein shall be the United States and Canada; and provided further, that the Company shall not be in material breach of its obligations under the WilTel Distributorship Agreement or its then current successor.

         20.3 Company Right to Distribute Products Not Covered by the Distributorship Agreement. For so long as both Parties are Members of the Company, the Company, as a technology partner of NTI, will participate in the technology (alpha) trials and field (beta) trials of any Emerging Products, and will act as a reseller of such Emerging Products prior to Distribution thereof upon such terms and conditions as NTI and the Company mutually agree, the Parties having an obligation to negotiate in good faith toward commercially reasonable terms and conditions.


                                   ARTICLE XXI

                               Additional Members

         No new Members having a Membership Interest or any portion thereof shall be entitled to any retroactive allocation of any items of income, gains, losses, deductions, and credits incurred by the Company. The TMP may, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of any items of income, gains, losses, deductions, and credits to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of section 706(d) of the Code and the Regulations promulgated thereunder.


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                                  ARTICLE XXII

                                   Dissolution

         22.1 Liquidating Events. The Company shall dissolve, without judicial decree, upon the first to occur of any of the following ("Liquidating Events"):

                  (a) the sale of all or substantially all of the real and personal property (tangible and intangible) of the Company;

                  (b)  the written consent of all Members;

                  (c) the happening of any event that makes it unlawful or impossible to carry on the business of the Company; or

                  (d) the occurrence of a Bankruptcy Event with respect to any Member.

         22.2 Judicial Dissolution. On application by or for a Member or a Representative, the Chancery Court of Delaware may decree dissolution of the Company in accordance with section 18-802 of the Act.

         22.3 Continuation of Business.

                  (a) In the event of the occurrence of any Liquidating Event described in clauses (a) or (d) of Section 22.1, the Majority in Interest of the Members and the Member(s) whose Capital Accounts constitute more than fifty percent (50%) of the total combined Capital Accounts of the Company (in each case excluding the Member involved in the Bankruptcy Event, if any), may jointly decide to continue the business of the Company, in which event the Company shall not dissolve upon the occurrence of the events specified in clauses (a) or (d) of Section 22.1.

                  (b) Notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of one or more Liquidating Events or the entry by the Chancery Court of Delaware of a decree of dissolution.

         22.4 Covenants Concerning Early Dissolution; Remedies Upon Breach. Each Member agrees that without the prior written consent of all other Members it shall not resign, retire or withdraw from the Company or voluntarily dissolve. Any breach of this covenant shall be a material default under this Agreement. The other Member may, as a result of such breach and without the consent of the Management Committee, elect within 90 days of the occurrence of such breach to continue the business of the Company and purchase the Membership Interest of such breaching

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


Member for a purchase price determined pursuant to the procedures set forth in
Section 19.5(a).

         22.5 Option to Purchase Membership Interest of Bankrupt Member. If within 60 days of the occurrence of a Bankruptcy Event with respect to any Member, the other Member elects to continue the business of the Company, the Bankruptcy Event shall be deemed to be an offer by the bankrupt Member of its Membership Interest to the other Member at a price equal to the fair market value of such bankrupt Member's Membership Interest determined by agreement between the bankrupt Member (or its legal representative) and the other Member; provided, however, if those Persons do not agree on the fair market value on or before the 30th day following the election of the other Member to continue the business of the Company, such value shall be determined pursuant to the procedures set forth in Section 19.5(a).


                                  ARTICLE XXIII

                    Winding Up and Termination of the Company

         23.1 Liquidator. If the Company is dissolved for any reason, and the business of the Company is not continued as provided in Sections 22.3, 22.4 and 22.5, a liquidator (the "Liquidator") shall commence to wind up the affairs of the Company and to liquidate and sell its assets. The Members shall serve as the Liquidator unless the dissolution occurred as a result of an event described in subsection 22.1(d), in which case a Person designated by the Member who did not cause the dissolution described in subsection 22.1(d) shall serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Company property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Members and the Management Committee under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time, not to exceed two (2) years after the date of dissolution of the Company, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Company as provided for herein, including, without limitation, the following specific powers:

                  (a) The power to continue to manage and operate any business of the Company during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts which may extend beyond the period of liquidation.

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


                  (b) The power to make sales and incident thereto to make deeds, bills of sale, assignments and transfers of assets and properties of the Company; provided, that the Liquidator may not impose personal liability upon any of the Members under any such instrument.

                  (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Company or operating expenses, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Company properties as security for repayment of such loans or as security for payment of any other indebtedness of the Company; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Members to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

                  (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Company, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

         23.2 Liquidation Reserves. After making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Liquidator may set up, for a period not to exceed the aforesaid two (2) years, such cash reserves as the Liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Company. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article XXIII.

         23.3 Liquidating Distributions. Upon the winding up and termination of the business and affairs of the Company, its assets (other than cash) shall be sold as promptly as is consistent with obtaining the fair value thereof, and, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with (at the expiration of the two (2) year period referred to therein) the balance of the reserve account referred to in
Section 23.2, shall be applied and distributed:

                  (a) to creditors, including Members and Representatives who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision of payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members and former Members under sections 18-601 or 18-604 of the Act;

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


                  (b) unless otherwise provided in this Agreement, to Members and former Members in satisfaction of liabilities for distributions under sections 18-601 or 18-604 of the Act; and

                  (c) unless otherwise provided in this Agreement, to Members in accordance with the Members' respective positive balances in their Capital Accounts as maintained in accordance with Section 8.1 and adjusted pursuant to
Section 10.2.

         23.4 Accounting. Within a reasonable time following the completion of the liquidation of the Company's properties, the Liquidator shall supply to each of the Members a statement prepared by the Company's accountants prepared in accordance with GAAP which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation, each Members's pro rata portion of distributions pursuant to Section 23.3, and the amount retained as reserves by the Liquidator pursuant to Section 23.2.

         23.5 Recourse to Company Assets. Upon liquidation, each holder of a Membership Interest in the Company shall look solely to the assets of the Company for all distributions with respect to the Company and its Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Company, the Members or the Liquidator. Upon liquidation, reasonable efforts will be made to return tangible and intangible assets to the extent feasible to the Member which contributed such assets upon such Member's election.

         23.6 Cancellation of Certificate.

                  (a) The Certificate shall be canceled upon the dissolution and the completion of winding up the Company, or at any other time there are no Members, or pursuant to section 18-104(d) of the Act, if the Company fails to obtain and designate a new registered agent within 120 days after the existing registered agent files a certificate of resignation, or pursuant to section 18-1108 of the Act, the Company fails to pay the annual tax due under section 18-1107 of the Act for a period of three (3) years from the date it is due, or upon the filing of a certificate of merger or consolidation if the Company is not the surviving or resulting entity in a merger or consolidation.

                  (b) A certificate of cancellation shall be filed in the office of the Secretary of State of Delaware to accomplish the cancellation of the Certificate upon the dissolution and the completion of winding up the Company or at any other time there are no members and shall set forth:

                           (i)   the name of the Company,

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


                           (ii)  the date the Certificate was filed;

                           (iii) the reason for filing the certificate of cancellation,

                           (iv) the future effective date or time (which shall be a date or time certain) of cancellation if it is not to be effective upon the filing of the certificate; and

                           (v) any other information the person filing the certificate of cancellation determines.


                                  ARTICLE XXIV

                                     Notices

         All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission (with confirmation notice by registered or certified mail or overnight delivery service) addressed as follows:

                  If to the Company:

                           One Williams Center
                           Tulsa, Oklahoma 74172
                           Attention: Howard Janzen, CEO
                           Facsimile Number: (918) 561-6024

                  and copy to:

                           One Williams Center, 41-3
                           Tulsa, Oklahoma 74172
                           Attention: David P. Batow, General Counsel
                           Facsimile Number: (918) 588-3005

                  If to the Nortel Member:

                           Northern Telecom Inc.
                           2221 Lakeside Boulevard
                           Richardson, Texas 75082
                           (Attention: Richard T. Faletti, Vice President)
                           Facsimile: (972) 684-3999

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


                  and copy to:

                           Northern Telecom Inc.
                           2221 Lakeside Boulevard
                           Richardson, Texas 75082
                           (Attention: Richard R. Standel, Vice President, Secretary and General-Counsel)
                           Facsimile: (972) 685-3011

                  If to the Williams Member:

                           One Williams Center
                           Tulsa, Oklahoma 74172
                           Attention: Howard Janzen, CEO
                           Facsimile Number: (918) 561-6024

                  and copy to:

                           One Williams Center, 41-3
                           Tulsa, Oklahoma 74172
                           Attention: David P. Batow, General Counsel
                           Facsimile Number: (918) 588-3005


         Any Person may change the address to which the communications are to be directed to it by giving notice to the other Persons listed above in the manner provided in this Article XXIV. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.


                                   ARTICLE XXV

                    Representations, Warranties and Covenants

         25.1 Representations and Warranties. Each Member hereby respectively represents and warrants to the other that (i) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement, and upon delivery, this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; and (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will

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


not violate, conflict with or cause a default under, any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law, regulation, rule, ordinance, order, judgment or decree.

         25.2 Nondisclosure of Proprietary Information. Each of the Members agrees that it and its Affiliates will apply the same standards and treat (i) the Company's confidential or proprietary information and (ii) the terms and conditions of this Agreement as it does its Affiliates' confidential or proprietary information with respect to maintaining the confidentiality thereof. Notwithstanding the foregoing, each Member and its Affiliates may disclose information which (A) is required to be disclosed by applicable state or federal tax or securities laws to the extent, and only to the extent, the laws require the disclosure and such Member provides the Company and the other Member prior written notice of its intent to provide the disclosure and the general text of the disclosure, and the disclosure is consented to by the Company and the other Member, which consent shall not be unreasonably withheld, or (B) is required to be disclosed by a court or administrative body of competent jurisdiction; provided that, if a Member or its Affiliates are served or threatened with litigation that would require such Member or its Affiliate to disclose the information, such Member or the Affiliate shall tender to the Company or the other Member the opportunity to defend, at its cost, against the disclosure.


                                  ARTICLE XXVI

                               Dispute Resolution

         Except as otherwise specifically provided in this Agreement, all disputes under this Agreement shall be resolved in accordance with the procedures set forth in Exhibit O hereto.


                                  ARTICLE XXVII

                                  Miscellaneous

         27.1 No Partition. The Members agree that the Company properties are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Company property.

         27.2 Entire Agreement. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

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         27.3 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         27.4 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

         27.5 Effect of Invalid Provision. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         27.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.

         27.7 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.



                            SIGNATURE PAGE TO FOLLOW

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on April 30, 1997, to be effective as of the time, day and in the year first above written.



WILLIAMS COMMUNICATIONS GROUP, INC.

By: /s/ S. MILLER WILLIAMS
    ---------------------------------

Its: Senior Vice President
    ---------------------------------



NORTHERN TELECOM INC.

By: /s/
    ---------------------------------

Its: Vice President Distributor Sales
     --------------------------------


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                                                                       EXHIBIT K

                           INITIAL SCOPE OF BUSINESS

     The Company will operate initially in the United States and Canada. The Company's initial scope of business will include the businesses conducted by WilTel and NCS and TTS today, which may include, without limitation, offering its customers a full array of data, voice and video products and services including digital key systems (generally designed for voice applications with fewer than 100 lines), private branch exchange (PBX) systems (generally designed for voice applications with greater than 100 lines), voice processing systems, enterprise network monitoring and management systems, desktop video, routers, channel banks, intelligent hubs and cabling and networks systems integration activities. The Company shall focus on sales of Existing and Emerging Products at or above the Product Mix Threshold as a key focus of its business. The Company's services will also include the design, configuration and installation of voice and data networks and the management of customers' telecommunications operations and facilities. The Company's National Technical Resource Center may provide customers with on-line order entry and trouble reporting services, advanced technical assistance and training; other service capabilities of The Company may include local area network remote monitoring, wide area network remote monitoring and PBX remote monitoring and toll fraud detection and acting as an agent for the sale of all forms of local, value added and long distance telecommunications services. The Company will not enter into the telecommunications product manufacturing business except that it may manufacture voice and data application software only.